SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☑  Definitive Proxy Statement
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☐  Soliciting Material Pursuant to §240.14a-12

PACKETEER, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT 2005 ANNUAL MEETING OF STOCKHOLDERS
INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL NO. 1: ELECTION OF DIRECTORS
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN FISCAL YEAR 2004
OPTION EXERCISES IN FISCAL YEAR 2004 AND DECEMBER 31, 2004 OPTION VALUES
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EQUITY COMPENSATION PLAN INFORMATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
STOCK PRICE PERFORMANCE
EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENTAND CHANGE IN CONTROL ARRANGEMENTS
PROPOSAL NO. 2: APPROVAL OF AMENDMENTS TO 1999 STOCK INCENTIVE PLAN
PROPOSAL NO. 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AUDIT COMMITTEE REPORT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
ANNUAL REPORT ON FORM 10-K AND ANNUAL REPORT TO STOCKHOLDERS

PACKETEER, INC.
10201 North De Anza Boulevard
Cupertino, CA 95014
(408) 873-4400

NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 24, 2005

TO OUR STOCKHOLDERS:
      NOTICE IS HEREBY GIVEN that the 2005 Annual Meeting of Stockholders (“the 2005 Annual Meeting”) of Packeteer, Inc., a Delaware corporation (together with its subsidiaries hereinafter referred to as “Packeteer,” “Company,” “we,” “us,” and “our”), will be held on Tuesday, May 24, 2005 at 10:00 a.m., Pacific Standard Time, at the Cypress Hotel, 10050 South De Anza Boulevard, Cupertino, CA 95014, for the following purposes:

1. To elect three directors to serve until the 2008 Annual Meeting of Stockholders, and until their successors are duly elected and qualified;

2. To approve amendments to the 1999 Stock Incentive Plan to authorize the grant of performance share and performance unit awards intended to result in the payment of performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code, to add certain provisions in order to preserve our ability to deduct in full compensation realized pursuant to an award intended to qualify as performance-based compensation, and to eliminate a requirement that the Company receive payment of the fair market value of shares issued under restricted stock or restricted stock unit awards.

3. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2005; and

4. To transact such other business as may properly come before the annual meeting and any adjournment or postponement thereof.
      The foregoing matters are described in more detail in the enclosed proxy statement. The Board of Directors has fixed the close of business on March 31, 2005 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the 2005 Annual Meeting and any postponement or adjournment thereof. Only our stockholders of record as of the close of business on that date will be entitled to receive notice of and to vote at the 2005 Annual Meeting or any postponement or adjournment thereof. For ten days prior to the 2005 Annual Meeting, a list of stockholders entitled to vote at the 2005 Annual Meeting will be available for inspection during ordinary business hours at our executive offices located at 10201 North De Anza Boulevard, Cupertino, California.
      All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to sign and return the enclosed proxy card as promptly as possible in the enclosed self-addressed envelope. Record holders may also vote electronically or telephonically by following the instructions on the proxy card. Our transfer agent, which is tabulating votes cast for the meeting, will count the last vote received from a stockholder, whether delivered by telephone, proxy or ballot or electronically through the Internet. Any stockholder attending the meeting may vote in person even if he or she returned a proxy. However, if a stockholder’s shares are held of record by a broker, bank or other nominee and the stockholder wishes to vote at the meeting, the stockholder must obtain from the record holder a proxy issued in his or her name.

      Your vote is very important, regardless of the number of shares you own and whether or not you plan to attend the meeting. Please read the attached proxy statement carefully, complete, sign and date the enclosed proxy card as promptly as possible and return it in the enclosed envelope or follow the instructions on the proxy card to vote by telephone or electronically through the Internet. Returning your proxy card or voting by telephone or electronically through the Internet will ensure that your vote is counted if you later decide not to attend the meeting.

By Order of the Board of Directors of Packeteer, Inc.,

David C. Yntema
Secretary
Cupertino, California
April 13, 2005

PACKETEER, INC.
10201 North De Anza Boulevard
Cupertino, CA 95014
(408) 873-4400

PROXY STATEMENT
2005 ANNUAL MEETING OF STOCKHOLDERS

       The enclosed Proxy is solicited on behalf of the Board of Directors (the “Board”) of Packeteer, Inc., a Delaware corporation (“Packeteer,” “Company,” “we,” “us,” and “our”), for use at the 2005 Annual Meeting of Stockholders (the “2005 Annual Meeting”) to be held on Tuesday, May 24, 2005 at 10:00 a.m., Pacific Standard Time, at the Cypress Hotel, 10050 South De Anza Boulevard, Cupertino, California 95014, or at any postponement or adjournment thereof, for the purposes set forth herein and in the accompanying Notice of 2005 Annual Meeting of Stockholders. Packeteer’s principal executive offices are located at 10201 North De Anza Boulevard, Cupertino, California 95014. Packeteer’s telephone number at that location is (408) 873-4400.
      We intend to mail this proxy statement and accompanying proxy card on or about April 13, 2005 to all stockholders entitled to vote at the meeting.
INFORMATION CONCERNING SOLICITATION AND VOTING
Record Date and Share Ownership
      Stockholders of record at the close of business on March 31, 2005 (the “Record Date”) are entitled to notice of and to vote at the 2005 Annual Meeting. At the Record Date, 33,838,090 shares of Packeteer common stock (“Common Stock”) were issued and outstanding and held of record by approximately 315 stockholders.
Voting and Solicitation
      Each share of Common Stock outstanding on the Record Date is entitled to one vote. The required quorum for the transaction of business at the 2005 Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. For purposes of determining the presence of a quorum, abstentions and “broker non-votes” will be counted by the Company as present at the meeting. Abstentions will also be counted by the Company in determining the total number of votes cast with respect to a proposal (other than the election of directors). Broker non-votes will not be counted in determining the number of votes cast with respect to a proposal.
      A broker non-vote occurs when a broker submits a proxy card with respect to shares held in a fiduciary capacity (typically referred to as being held in “street name”) but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the election of directors, increases in authorized common stock for general corporate purposes and ratification of independent registered public accounting firm. Non-routine matters include amendments to stock plans.
      The cost of soliciting proxies will be borne by Packeteer. Proxies may be solicited by certain of our directors, officers and regular employees, without additional compensation, in person or by telephone or facsimile. In addition, we have retained MacKenzie Partners, a proxy solicitation firm, for assistance in connection with the 2005 Annual Meeting at a cost of approximately $6,500 plus reasonable out-of-pocket expenses. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners.
Voting Electronically via the Internet or by Telephone
      Stockholders whose shares are registered in their own names may vote either by returning a proxy card, via the Internet or by telephone. Specific instructions to be followed by any registered stockholder interested in voting via the Internet or by telephone are set forth on the enclosed proxy card. The Internet and telephone voting procedures are designed to authenticate the stockholder’s identity and to allow stockholders to vote their shares and confirm that their voting instructions have been properly recorded. If you do not wish to vote via the Internet or telephone, please complete, sign and return the proxy card in the self-addressed, postage paid envelope provided.
Revocability of Proxies
      Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to Packeteer (attention: David C. Yntema, Secretary) at our principal offices a written notice of revocation or a duly executed proxy bearing a later date or by attending the 2005 Annual Meeting and voting in person.
Voting of Proxies
      All valid proxies received before the 2005 Annual Meeting will be exercised. All shares represented by a proxy will be voted, and where a proxy specifies a stockholder’s choice with respect to any matter to be acted upon, the shares will be voted in accordance with that specification. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal.
Stockholder Proposals for 2005 Annual Meeting
      Stockholder proposals may be included in our proxy materials for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in the applicable rules of the Securities and Exchange Commission (the “SEC”). For a stockholder proposal to have been included in our proxy materials for the 2005 Annual Meeting, the proposal must have been received by David C. Yntema, Secretary, Packeteer, Inc., at 10201 North De Anza Boulevard, Cupertino, California 95014, our principal executive offices, not later than December 17, 2004. As of December 17, 2004, we had not received any stockholder proposals to be voted on at the 2005 Annual Meeting.
      Stockholder business that is not included in our proxy materials for the 2005 Annual Meeting may be brought before the 2005 Annual Meeting so long as we receive notice of the proposal as specified by our Bylaws, addressed to the Secretary at our principal executive offices at 10201 North De Anza Boulevard, Cupertino, California 95014, not earlier than March 25, 2005 and no later than May 4, 2005. Should a stockholder proposal be brought before the 2005 Annual Meeting, however, our management proxyholders will be authorized by our proxy form for the 2005 Annual Meeting to vote for or against the proposal, in their discretion.
Stockholder Proposals for 2006 Annual Meeting of Stockholders
      For a stockholder proposal to be included in our proxy materials for the 2006 Annual Meeting of Stockholders (“the 2006 Annual Meeting”), the proposal must be received at our principal executive offices, addressed to the Secretary, not later than December 14, 2005.
      Stockholder business that is not intended for inclusion in our proxy materials for the 2006 Annual Meeting may be brought before the 2006 Annual Meeting so long as we receive notice of the proposal as specified by our Bylaws, addressed to the Secretary at our principal executive offices, not earlier than sixty days prior to the date of the 2006 Annual Meeting and no later than twenty days prior to the date of the

2006 Annual Meeting. Should a stockholder proposal be brought before the 2006 Annual Meeting, however, our management proxyholders will be authorized by our proxy form for the 2006 Annual Meeting to vote for or against the proposal, in their discretion, if we do not receive notice of the proposal, addressed to the Secretary at our principal executive offices, prior to the close of business on February 27, 2006.

PROPOSAL NO. 1:
ELECTION OF DIRECTORS
      Our Board is divided into three classes with staggered three-year terms. The number of directors is determined from time to time by the Board. Following Dr. Hamid Ahmadi’s resignation from the Board effective October 21, 2004 and Mr. Bernard F. Mathaisel’s appointment to the Board effective December 15, 2004, the Board currently consists of seven members. A single class of directors is elected each year at the annual meeting. Subject to transition provisions, each director elected at each such meeting will serve for a three-year term ending on the date of the third annual meeting after his or her election and until his or her successor has been elected and duly qualified. Stockholders may not cumulate votes in the election of directors.
      Three directors are to be elected at this 2005 Annual Meeting to serve until the 2008 Annual Meeting or until their successors are elected and duly qualified. The nominees for election by the stockholders to these positions are Mr. Steven J. Campbell who is the Chairman of the Board, Mr. Craig W. Elliott and Mr. Joseph A. Graziano, each of whom is an incumbent director whose term expires on the date of the 2005 Annual Meeting. In the event any of these nominees are unable or unwilling to serve as a nominee, the proxies may be voted for any substitute nominee designated by the present Board or the proxyholders to fill such vacancy, or the Board may be reduced in accordance with our Bylaws. The Board has no reason to believe that the persons named will be unable or unwilling to serve as nominees or as directors if elected.
      Set forth below is information concerning the ages and backgrounds of the nominees and the other incumbent directors:
Directors to be Elected at the 2005 Annual Meeting
      Steven J. Campbell, age 63, has served as Chairman of the Board of Packeteer since its inception and served as Packeteer’s Chief Executive Officer from January 1996 through April 1996. Mr. Campbell was a founder of StrataCom, Inc., a network switching equipment company which was acquired by Cisco Systems in July 1996, where he was employed from January 1986 to June 1986 as Chief Executive Officer, and then from June 1986 to 1990 as Vice President of Engineering and Operations. He headed the PBX development at Rolm Communications, Inc., a telecommunications company, from 1978 through 1983 and held various positions at Intel Corporation, from 1972 through 1978. Mr. Campbell holds a B.S. in electrical engineering from Oregon State University and an M.S. in electrical engineering from Santa Clara University.
      Craig W. Elliott, age 44, has served as a director of Packeteer since April 1996. From April 1996 until his retirement in May 2002, Mr. Elliott served as President and Chief Executive Officer of Packeteer. Prior to joining Packeteer, Mr. Elliott served as International General Manager of Apple Computer, Inc.’s Online Internet Division from January 1991 to March 1996. From November 1987 to May 1990, Mr. Elliott served as Apple’s Product Business Manager in charge of Networking and Communication Products. Mr. Elliott currently serves on the board of directors of a privately held company. Mr. Elliott holds a B.S. from Iowa State University.
      Joseph A. Graziano, age 61, has served as a director of Packeteer since February 1996. From June 1989 to December 1995, Mr. Graziano was Executive Vice President and Chief Financial Officer of Apple Computer, Inc. and served as a director of Apple from June 1993 until October 1995. From May 1987 to June 1989, Mr. Graziano served as Chief Financial Officer of Sun Microsystems, Inc. From October 1981 to May 1985, he was Chief Financial Officer of Apple Computer, Inc. Mr. Graziano currently serves as a director of Pixar, Inc. Mr. Graziano holds a B.S. in accounting, received an honorary doctorate of business from Merrimack College and is a certified public accountant.
Directors Whose Terms Expire in 2006
      Dr. Hamid Ahmadi, who would have been up for re-election at the 2006 Annual Meeting, resigned from the Board effective October 21, 2004.

      L. William Krause, age 62, has served as a director of Packeteer since March 2001. Mr. Krause has been Chairman of the Board of Caspian Networks, Inc., an IP networking systems provider, since April 2002 and CEO from April 2002 until June 2004. In addition, Mr. Krause has been President of LWK Ventures, a private investment firm since 1991. From September 2001 to February 2002, Mr. Krause was Chairman and Chief Executive Officer of Exodus Communications, Inc., which he guided through Chapter 11 Bankruptcy to a sale of assets. He also served as President and Chief Executive Officer of 3Com Corporation, a global data networking company, from 1981 to 1990, and as its Chairman from 1987 to 1993 when he retired. Mr. Krause currently serves as a director of Brocade Communication Systems, Inc., Pinnacle Systems, Inc., Sybase, Inc. and several privately held companies. Mr. Krause holds a B.S. degree in electrical engineering and received an honorary doctorate of science from The Citadel.
      Bernard F. (Bud) Mathaisel, age 60, has served as a director of Packeteer since December 2004. Mr. Mathaisel has been Senior Vice President and CIO of Solectron Corporation since August 1999. Prior to joining Solectron, Mr. Mathaisel served as CIO of Ford Motor Company, where he had world-wide responsibility for IT, e-commerce and Ford’s process-leadership group. Prior to Ford, Mr. Mathaisel was a national partner at Ernst & Young LLP where he founded and directed their Center for Business Innovation in Boston, Massachusetts. Mr. Mathaisel has also held executive positions at Walt Disney Company and Temple, Barker and Sloane, Inc. Mr. Mathaisel currently serves on the editorial advisory board of CIO Magazine, on the board of directors of e2open, a privately held company, and is technology advisor to several Venture Capital firms. Mr. Mathaisel holds a B.S. in Aeronautics and Astronautics and an M.S. in Operations Research from Massachusetts Institute of Technology.
      Peter Van Camp, age 49, has served as a director of Packeteer since May 2001. Mr. Van Camp serves as Chief Executive Officer and on the board of directors of Equinix, Inc., an Internet infrastructure services company. Prior to joining Equinix in May 2000, he served as President, Americas Region for UUNet, a division of WorldCom, Inc., an Internet services company, beginning in January 1997. From October 1982 until January 1997, Mr. Van Camp served as President and Vice President of Sales of CompuServe Network Services, the corporate data networking division of CompuServe, Inc., a network services company. Mr. Van Camp holds a B.S. in accounting with a concentration in computer science from Boston College.
Directors Whose Terms Expire in 2007
      Dave Côté, age 50, has served as President, Chief Executive Officer and director of Packeteer since October 2002. From April 1997 to October 2002, Mr. Côté served as Vice President of Worldwide Marketing and Communication ASSPs (Application-Specific Standard Products) for Integrated Device Technology, Inc., a semiconductor company. From January 1995 to November 1996, Mr. Côté served as Vice President of Marketing and Customer Support for ZeitNet Inc., which was acquired by Cabletron in 1996. From 1979 to 1995, he served in various marketing and sales positions, most recently as Director of Marketing at SynOptics, Inc. (now Nortel Networks). Mr. Côté holds an M.B.A. in business administration from California State University at Sacramento and a B.S. from the University of California at Davis.
Board of Directors
      Board Independence. Our Board has determined that, except for Mr. Côté, our current President and Chief Executive Officer, and Mr. Elliott, our former President and Chief Executive Officer, all of its members are “independent” as defined in the applicable listing requirements of The Nasdaq Stock Market, or Nasdaq. In addition, our Board has determined that each member of the Audit Committee satisfies the independence requirements for audit committee members set forth in applicable Nasdaq and SEC rules.
      Board Meetings. Our Board met for six regularly scheduled meetings and one special telephonic meeting during the last fiscal year. The independent members of the Board also met at regularly scheduled meetings at which only independent directors were present.
      The Board has three standing committees: the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee (which was previously named the Nominating Committee). In June, 2003, our Board also appointed a special committee, consisting of Messrs. Ahmadi and Krause, that has authorized the Company to negotiate a settlement of the pending claims substantially consistent with a memorandum of understanding negotiated among class plaintiffs, all issuer defendants and their insurers in connection with the amended complaint, captioned In re Packeteer, Inc. Initial Public Offering Securities Litigation, 01-CV-10185 (SAS), which was filed on April 20, 2002 and is described further in our Annual Report on Form 10-K for the year ended December 31, 2004. During the last fiscal year, the Audit Committee met for four regularly scheduled meetings and two special meetings, the Compensation Committee met five times and the Corporate Governance and Nominating Committee met once. During the last fiscal year, all directors attended at least 75% of the total number of meetings of the Board and all of the committees of the Board in which they served, except that Mr. Van Camp whose total attendance at Board and committee meetings in the aggregate was less than 75%.
      We make every effort to schedule our annual meeting of stockholders at a time and date to maximize attendance by our directors, taking into account the directors’ schedules, and we also typically schedule a Board meeting in conjunction with our annual meeting. Our directors are expected to make every effort to attend each annual meeting of stockholders absent an unavoidable and irreconcilable conflict. All of our directors attended our 2004 Annual Meeting of Stockholders, except Dr. Hamid Ahmadi and Mr. Krause.
      Corporate Governance and Standing Board Committees. The Board has adopted a Code of Business Conduct and Ethics (the “Code”), which outlines the principles of legal and ethical business conduct under which we do business. The Code is applicable to all of our directors, officers and employees. The Code is available at http://www.packeteer.com/company/investors/corpgov.cfm. Any substantive amendment of the Code, and any waiver of the Code for executive officers or directors, will be made only after approval by a committee comprised of a majority of our independent directors and will be disclosed on our website. In addition, disclosure of any such waiver will be made within four days by the filing of a Form 8-K with the SEC.
      The Board has also adopted a written charter for each of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee. Each charter is available on the Company’s website at http://www.packeteer.com/company/investors/corpgov.cfm.
      Audit Committee. The primary functions of the Audit Committee include overseeing our accounting and financial reporting processes and the audits of our financial statements, including monitoring the adequacy of our system of financial reporting and internal accounting controls and procedures, reviewing the qualifications, independence and performance, and approving the terms of engagement of, our independent registered public accounting firm, reviewing and pre-approving any audit and permissible non-audit services that may be performed by our independent registered public accounting firm, reviewing and approving any related party transactions, reviewing with our management and the independent registered public accounting firm our interim and year-end operating results, reviewing our critical accounting policies and the application of accounting principles and preparing any reports required under SEC rules.
      From January 1, 2004 through October 20, 2004, our Audit Committee consisted of Messrs. Ahmadi, Campbell and Graziano (Chairperson). On October 20, 2004, the Board appointed Mr. Van Camp to the Audit Committee following the resignation of Dr. Ahmadi from the Board effective October 21, 2004. On December 15, 2004, the Board appointed Mr. Mathaisel to the Audit Committee following the resignation of Mr. Van Camp from the Audit Committee. As of December 15, 2004, the Audit Committee Consisted of Messrs. Campbell, Graziano (Chairperson) and Mathaisel. The Board has determined that all Audit Committee members are “independent” as defined in the applicable listing requirements of Nasdaq and that all members possess the level of financial literacy required by applicable Nasdaq and SEC rules and that at least one member of the Audit Committee, Mr. Graziano, is a “financial expert” as defined by the rules and regulations of the SEC. The report of the Audit Committee is included in this annual report.
      Compensation Committee. The primary functions of the Compensation Committee include reviewing and approving the compensation of our executive officers, including the Chief Executive Officer, reviewing director compensation, administering our equity incentive plans and preparing any reports required under SEC rules. During the last fiscal year, the Compensation Committee consisted of Messrs. Krause (Chairperson)

and Van Camp, each of whom the Board has determined is “independent” as defined in the applicable listing requirements of Nasdaq. The report of the Compensation Committee is included in this annual report.
      Corporate Governance and Nominating Committee. The primary functions of the Corporate Governance and Nominating Committee include identifying and selecting or recommending director nominees for each election of directors, developing and recommending to the Board criteria for selecting qualified director candidates, considering committee member qualifications, appointment and removal, recommending codes of conduct and compliance mechanisms applicable to the Company and providing oversight in the evaluation of the Board and each committee. During the last fiscal year, the Corporate Governance and Nominating Committee consisted of Messrs. Krause (Chairperson) and Graziano, each of whom the Board has determined is “independent” as defined in the applicable listing requirements of Nasdaq.
      When considering the nomination of directors for election at an annual meeting, the Corporate Governance and Nominating Committee will review annually the results of an evaluation performed by the Board and each committee, and the needs of the Board for various skills, experience or other characteristics. The Corporate Governance and Nominating Committee’s assessment of the Board’s needs will include issues of diversity, age, skills such as an understanding of technology, finance and marketing, manufacturing and international background, and expected contributions to the Board.
      When reviewing a potential candidate for nomination as director, including an incumbent whose term is expiring, the Corporate Governance and Nominating Committee will consider the perceived needs of the Board, the candidate’s relevant background, experience, skills and expected contributions, and the qualification standards established from time to time by the Corporate Governance and Nominating Committee. With respect to such standards, it is the Corporate Governance and Nominating Committee’s goal to assemble a Board that has a diversity of experience at policy-making levels in business, government, education and technology, and in areas that are relevant to our global activities. In addition, the Corporate Governance and Nominating Committee believes that members of the Board should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of our stockholders. They must have an inquisitive and objective perspective and mature judgment. They must also have experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are affiliated. In addition to the benefits of diverse viewpoints, the Corporate Governance and Nominating Committee may also take into account the benefits of a constructive working relationship among directors. Members of the Board will be expected to rigorously prepare for, attend, and participate in all Board and applicable committee meetings. Other than the foregoing, there are no stated minimum criteria for director nominees, although the Corporate Governance and Nominating Committee may also consider such other factors as it may deem, from time to time, are in the best interests of Packeteer and our stockholders.
      The Corporate Governance and Nominating Committee will consider candidates for directors proposed by directors or management, and will evaluate any such candidates against the criteria and pursuant to the policies and procedures set forth above. If the Corporate Governance and Nominating Committee believes that the Board requires additional candidates for nomination, it will engage, as appropriate, a third party search firm to assist in identifying qualified candidates. As part of the nominating process, all incumbent directors and non-incumbent nominees will be required to submit a completed form of directors’ and officers’ questionnaire and all incumbent directors may be required to participate in a self-assessment process. The nomination process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Corporate Governance and Nominating Committee.
      In addition, stockholders may recommend or nominate directors for election at an annual meeting, provided the advance notice requirements set forth in our Bylaws have been met. Candidates recommended by stockholders will be evaluated against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management.
Communication with Directors
      Any stockholder who desires to contact our Chairman of the Board or any of the other members of the Board may do so in writing by mail to: Chairman of the Board of Directors, Packeteer, Inc., 10201 North De

Anza Boulevard, Cupertino, California 95014; or by email to our Corporate Secretary: dyntema@packeteer.com. The Corporate Secretary shall maintain a log of such communications and transmit as soon as practicable such communications to the identified director addressee(s), unless there are safety or security concerns that mitigate against further transmission of the communication, as determined by the Corporate Secretary in consultation with our corporate counsel. The Board or individual directors so addressed shall be advised of any communication withheld for safety or security reasons as soon as practicable.
Director Compensation
      Our employee directors do not receive any compensation for their services as members of the Board. Beginning July 1, 2003 and through December 31, 2004, each non-employee Board member, who was “independent” as that term is defined by the applicable Nasdaq rules, was paid cash compensation is as follows:

•	each non-employee Board member will receive an annual retainer of $16,000, payable at the rate of $4,000 per quarter;

•	each non-employee member of the Audit Committee will receive an annual retainer of $10,000, payable at rate of $2,500 per quarter and each non-employee member of the Compensation Committee and Corporate Governance and Nominating Committee will each receive an annual retainer of $6,000, payable at the rate of $1,500 per quarter; and

•	the chair of the Audit Committee will receive an additional annual retainer of $6,000, payable at the rate of $1,500 per quarter and the chair of the Compensation Committee and Corporate Governance and Nominating Committee will each receive an annual retainer of $4,000, payable at the rate of $1,000 per quarter.
      Effective January 1, 2005, based upon the recommendation of the Compensation Committee and based upon competitive data, the Board adopted changes to the cash compensation to be paid to non-employee and “independent” members of the Board and committees of the Board. These changes were adopted in order to bring the compensation package of Packeteer’s Board members more in line with compensation paid to directors of comparable companies, recognize the increased workload and responsibilities of the Board and committee members in recent years, and to enable Packeteer to attract qualified directors when needed. The new Board cash compensation is as follows:

•	each non-employee Board member will receive an annual retainer of $20,000, payable at the rate of $5,000 per quarter;

•	each non-employee member of the Audit Committee will receive an annual retainer of $12,000, payable at rate of $3,000 per quarter, each non-employee member of the Compensation Committee will receive an annual retainer of $8,000, payable at rate of $2,000 per quarter, and each non-employee member of the Corporate Governance and Nominating Committee will each receive an annual retainer of $6,000, payable at the rate of $1,500 per quarter; and

•	the chair of the Audit Committee will receive an additional annual retainer of $8,000, payable at the rate of $2,000 per quarter, the chair of the Compensation Committee will receive an additional annual retainer of $6,000, payable at the rate of $1,500 per quarter and the chair of the Corporate Governance and Nominating Committee will receive an annual retainer of $4,000, payable at the rate of $1,000 per quarter.
      In addition, under the Automatic Option Grant Program for non-employee directors as currently in effect under the 1999 Stock Incentive Plan (the “1999 Plan”), our non-employee directors are eligible to receive option grants as follows:

•	each individual who first joins the Board after May 22, 2002 as a non-employee director will be automatically granted, at the time of such initial election or appointment, an initial option to purchase 30,000 shares of our Common Stock, provided such person has not previously been in our employ; and

•	each incumbent non-employee director who is to continue to serve as a non-employee director after the date of each annual stockholders meeting, whether or not such individual is standing for re-election at that particular annual meeting, will be automatically granted, on the date of that annual meeting, an option to purchase 15,000 shares of our Common Stock.
      Each option granted to non-employee directors under the Automatic Option Grant Program has or will have an exercise price per share equal to the fair market value per share of Common Stock on the grant date, and has or will have a maximum term of 10 years, subject to earlier termination should the optionee cease to serve as a Board member. Each option granted to a non-employee director under the Automatic Option Grant Program is immediately exercisable for all the shares subject to the option, but any shares purchased under the option will be subject to repurchase by Packeteer, at the exercise price paid per share, upon the optionee’s cessation of Board service prior to vesting in those shares. The shares subject to each initial option grant will vest in a series of six successive equal semi-annual installments upon the optionee’s completion of each six months of Board service over the thirty-six month period measured from the date of grant. The shares subject to each option granted in connection with and on the date of an annual stockholders meeting will be subject to a two year vesting period whereby such annual option grants will vest in a series of two successive equal annual installments upon the optionee’s completion of each year of service as a Board member over the two year period measured from the option grant date. The shares subject to each option granted to a non-employee director under the Automatic Option Grant Program will immediately vest in full upon a change in control or ownership as described in the 1999 Plan or upon the optionee’s death or disability while a Board member.
      On May 26, 2004, the date of the 2004 Annual Meeting of Stockholders, the non-employee Board members, Messrs. Ahmadi, Campbell, Elliott, Graziano, Krause, and Van Camp, each received an automatic option grant for 15,000 shares of Common Stock. The exercise price per share in effect under each such option was $14.01, the fair market value per share of Common Stock on the grant date.
      Under the terms of indemnification agreements that we enter into with each of our directors, we are obligated to indemnify each director against certain claims and expenses for which the director might be held liable in connection with past or future service on the Board. In addition, our Certificate of Incorporation provides that, to the greatest extent permitted by the Delaware General Corporation Law, its directors shall not be liable for monetary damages for breach of fiduciary duty as a director.
Vote Required
      Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote, which means that if the quorum requirements are met, the three nominees receiving the highest number of votes will be elected at the 2005 Annual Meeting. Unless otherwise instructed, the proxyholders will vote the proxies received by them “FOR” the nominees named above. Abstentions and broker non-votes have no effect on the vote.
Recommendation of the Board
      The Board unanimously recommends that the stockholders vote “FOR” election of the nominees named above.

EXECUTIVE OFFICERS
      Our executive officers and information concerning their ages and background as of April 1, 2005 are listed below:

Dave Côté	50	President, Chief Executive Officer and Director
Arturo Cázares	43	Vice President, Worldwide Sales
Manuel R. Freitas	56	Vice President, Operations and Customer Support
Ajmal Noorani	43	Vice President, Business Development
David Puglia	52	Vice President, Marketing
G. Mike Schumacher	66	Vice President, Engineering
David C. Yntema	60	Chief Financial Officer and Secretary
      Dave Côté has served as President, Chief Executive Officer and director of Packeteer since October 2002. From April 1997 to October 2002, Mr. Côté served as Vice President of Worldwide Marketing and Communication ASSPs (Application-Specific Standard Products) for Integrated Device Technology, Inc., a semiconductor company. From January 1995 to November 1996, Mr. Côté served as Vice President of Marketing and Customer Support for ZeitNet Inc., which was acquired by Cabletron in 1996. From 1979 to 1995, he served in various marketing and sales positions, most recently as Director of Marketing at SynOptics, Inc. (now Nortel Networks). Mr. Côté holds an M.B.A. in business administration from California State University at Sacramento and a B.S. from the University of California at Davis.
      Arturo Cázares has served as Vice President, Worldwide Sales at Packeteer since January 2004. Previously, he served as Senior Vice President, Worldwide Sales and Marketing at Menlo Worldwide, a supply chain logistics and transportation company, from September 2002 to January 2004. From July 1992 through August 2002, Mr. Cázares served in various executive management positions at 3Com Corporation. Most recently as Vice President, Sales, Service & Marketing for 3Com’s Business Connectivity Company from June 2001 through September 2002 and from April 2001 to June 2001 Mr. Cázares served as Vice-President of Worldwide Services. Mr. Cázares served as Vice President for 3Com EMEA from April 1999 through April 2001, prior to that Mr. Cázares was Vice President for 3Com Americas International. Prior to 3Com, Mr. Cázares worked at Sun Microsystems and Fujitsu America. Mr. Cázares holds a M.B.A. and a B.S. in Electrical Engineering from Stanford University.
      Manuel R. Freitas has served as Vice President, Operations and Customer Support at Packeteer since May 2000. Mr. Freitas served as an independent operations management consultant from April 1999 until November 1999 and then again from February 2000 through May 2000. Previously, he served as Vice President of Customer Operations for Vividence Corporation, an Internet services company, from November 1999 to February 2000. From February 1990 to March 1999, Mr. Freitas served in various positions at Adobe Systems, Inc., including Vice President of Worldwide Customer Operations from October 1995 to March 1999, interim Vice President of Sales and Support for the Americas from April 1998 to November 1998 and Director of OEM and Developer Support from February 1990 to September 1995. Mr. Freitas holds a B.A. in business administration from William Patterson College.
      Ajmal Noorani has served as Vice President, Business Development at Packeteer since April 2003. Prior to joining Packeteer, Mr. Noorani served as a Vice President and an Executive-in-Residence at Garage Technology Ventures from January 2002 until March 2003. From May 1996 until July 2001, Mr. Noorani served in various executive operations positions at iGate Corporation, a global IT consulting firm, most recently as Chairman of Itiliti Inc., a subsidiary of iGate, from February 2000 until July 2001. Prior to joining iGate, he served from August 1994 until May 1996 as Assistant Vice President at Mellon Bank Corporation. Mr. Noorani holds an M.B.A. from Carnegie Mellon University and a B.S. in mechanical engineering from Maharaja Sayajirao University of Baroda, India.
      David Puglia has served as Vice President, Marketing of Packeteer since April 2004. Prior to joining Packeteer, Mr. Puglia served as Senior Vice President of Global Marketing for Aspect Communications Corporation, an enterprise application software company, from March 1999 through April 2004. From

October 1996 through March 1999, Mr. Puglia served as Vice President of Marketing for Aurigin Inc., an intellectual property asset management company. Mr. Puglia holds a B.S. in computer science and a B.S. in psychology from Rutgers University.
      G. Mike Schumacher has served as Vice President, Engineering of Packeteer since March 2004. Mr. Schumacher has over 30 years of R&D experience in developing networking and computer products. Most recently, from November 1999 through September 2003, Mr. Schumacher served as Vice President of Engineering of Vantive/ PeopleSoft, Inc., an enterprise application software company. From January 1995 through July 1999, Mr. Schumacher served as Senior Vice President Product Operations of Network Equipment Technology, a networking products company. Mr. Schumacher holds a B.S. in mathematics from the University of Minnesota.
      David C. Yntema has served as Chief Financial Officer and Secretary of Packeteer since January 1999. From May 1994 through August 1998, Mr. Yntema served as Chief Financial Officer and Vice President, Finance and Administration of VIVUS, Inc., a pharmaceutical company. Prior to joining VIVUS, Mr. Yntema served as Chief Financial Officer for EO, Inc., a handheld computer company, MasPar Computer Corporation, a massively parallel computer company, and System Industries, a storage subsystem company and has held a variety of other financial and general management positions. Mr. Yntema holds an M.B.A. from the University of Michigan, a B.A. in economics and business administration from Hope College and is a certified public accountant.
      Our officers are appointed by the Board on an annual basis and serve until their successors have been duly appointed and qualified.
      There are no family relationships among any of our directors or executive officers.
EXECUTIVE COMPENSATION
Executive Compensation
      The following table sets forth certain summary compensation information with respect to the compensation earned for services rendered to Packeteer for each of the last three fiscal years by its Chief Executive Officer and each of the four other most highly compensated executive officers whose salary and bonus for the fiscal year ended December 31, 2004 exceeded $100,000 (the “Named Executive Officers”). No executive officers who would have otherwise been included in such table have been excluded by reason of his or her termination of employment or change in executive status during the year.
SUMMARY COMPENSATION TABLE

					Long-Term
					Compensation

					Securities
		Annual Compensation			Underlying	All Other
					Options	Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)		Granted (#)	($)(2)

Dave Côté(3)	2004	320,000	136,405		125,000	1,764
President and Chief Executive Officer	2003	300,000	182,725		37,500	1,155
	2002	70,577	42,640		600,000	206
Arturo Cázares(4)	2004	219,086	167,187	(5)	220,000	960
Vice President Worldwide Sales
Manuel R. Freitas	2004	207,000	60,119		40,000	2,035
Vice President, Operations and	2003	198,000	82,478		110,000	2,083
Customer Support	2002	190,000	61,916		—	1,068
Ajmal Noorani(6)	2004	206,250	58,561		30,000	471
Vice President, Business Development	2003	141,980	17,666		110,000	315
David C. Yntema	2004	225,000	64,502		40,000	3,432
Chief Financial Officer	2003	203,000	84,358		110,000	2,143
	2002	190,000	62,380		—	1,998

(1)	Figures for the 2004 fiscal year represent amounts earned during the 2004 fiscal year. See “Report of the Compensation Committee on Executive Compensation” for information concerning the determination and payment of bonuses.

(2)	Represents premiums paid for group term life insurance benefits.

(3)	Mr. Côté joined Packeteer in October 2002.

(4)	Mr. Cázares joined Packeteer in January 2004.

(5)	Represents $44,381 in bonuses earned in 2004 and $122,806 in commissions.

(6)	Mr. Noorani joined Packeteer in April 2003.
OPTION GRANTS IN FISCAL YEAR 2004
      The following table sets forth the specified information about the grants of options to purchase our Common Stock made during the 2004 fiscal year to the Named Executive Officers.

					Potential Realizable Value
	Number of	Percent of			at Assumed Annual Rates
	Securities	Total Options			of Price Appreciation for
	Underlying	Granted to	Exercise		Option Term(1)
	Options	Employees in	Price	Expiration
Name	Granted(2)	2004(3)	($/Share)(4)	Date	5% ($)	10% ($)

Dave Côté	125,000	5.35	19.40	1/28/2014	1,525,069	3,864,825
Arturo Cázares	220,000	9.41	18.10	1/12/2014	2,504,258	6,346,282
Manuel R. Freitas	40,000	1.71	19.40	1/28/2014	488,022	1,236,744
Ajmal Noorani	30,000	1.28	19.40	1/28/2014	366,017	927,558
David C. Yntema	40,000	1.71	19.40	1/28/2014	488,022	1,236,744

(1)	Potential gains are net of the exercise price, but before taxes associated with the exercise. The potential realizable value is calculated based on the term of the option on the date of grant, which is ten years. It is calculated assuming that the fair market value of the Common Stock on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. There can be no assurance provided to any executive officer or other holder of the Common Stock that the actual stock price appreciation over the ten-year option term will be at the assumed 5% or 10% levels or at any other defined level. Actual gains, if any, on stock option exercises are dependent on the future performance of our Common Stock, overall market conditions and the option holders’ continued employment through the vesting period. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants which were made to the Named Executive Officers with an exercise price equal to the fair market value of the Common Stock on the grant date.

(2)	These options were granted under the 1999 Plan and will vest and become exercisable in the following manner: 25% of the shares vest and are exercisable upon completion of twelve months of service measured from the date of grant (January 12, 2004 for Mr. Cázares and January 28, 2004 for the remaining Named Executive Officers) and the remainder of the shares in thirty-six equal monthly installments upon completion of each additional month of service thereafter. See “Employment Agreements and Termination of Employment and Change in Control Arrangements” for a description of the applicable acceleration features. The options have a ten-year term, subject to early termination following cessation of service. See “Report of the Compensation Committee on Executive Compensation” for additional information about the determination of the award and size of option grants.

(3)	Based on an aggregate of 2,337,491 options granted to employees and directors during the 2004 fiscal year.

(4)	The exercise price per share of the options was equal to the fair market value of the Common Stock on the date of grant as determined by the closing selling price as reported by the Nasdaq National Market.

OPTION EXERCISES IN FISCAL YEAR 2004 AND
DECEMBER 31, 2004 OPTION VALUES
      The following table sets forth information with respect to the Named Executive Officers concerning option exercises for the fiscal year ended December 31, 2004 and exercisable and unexercisable options held as of December 31, 2004.

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options at		In-the-Money Options at
	Shares		December 31, 2004(1)		December 31, 2004 ($)(2)
	Acquired on	Value
Name	Exercise	Realized ($)(3)	Exercisable	Unexercisable	Exercisable	Unexercisable

Dave Côté	—	—	242,968	419,532	2,573,175	3,130,200
Arturo Cázares	—	—	—	220,000	—	—
Manuel R. Freitas	46,875	359,008	109,374	118,751	384,225	551,831
Ajmal Noorani	—	—	45,833	94,167	209,915	293,885
David C. Yntema	10,000	124,900	159,790	118,751	785,658	551,831

(1)	Options vest and become exercisable in the following manner: 25% of the shares vest and are exercisable upon completion of twelve months of service measured from the date of grant and the remainder of the shares vest in thirty-six equal monthly installments upon completion of each additional month of service thereafter. See “Employment Agreements and Termination of Employment and Change in Control Arrangements” for a description of the applicable acceleration features.

(2)	Based on a market value of $14.45 per share, the closing selling price of the Common Stock as reported by the Nasdaq National Market on December 31, 2004, less the exercise price payable for those shares. These values have not been, and may never be, realized.

(3)	Represents the difference between the aggregate fair market value of the purchased shares at the time of exercise and the aggregate exercise price paid for the shares.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth information known to Packeteer with respect to beneficial ownership of the Common Stock as of March 31, 2005 of (i) each beneficially owner of five percent or more of the outstanding shares of the Common Stock, (ii) each director or director nominee, (iii) each of the Named Executive Officers, and (iv) all directors and executive officers of Packeteer as a group.

	Common Stock

	Number of
	Shares	Percent of
Name of Beneficial Owner	Beneficially Held	Class(1)

T. Rowe Price Associates, Inc.(2)	3,724,600	11.01
100 E. Pratt Street
Baltimore, MD 21202
Barclays Global Investors, NA(3)	1,962,310	5.80
45 Fremont Street, 17th Floor
San Francisco, CA 94105
Steven J. Campbell(4)	396,896	1.17
Craig W. Elliott(5)	441,733	1.29
Joseph A. Graziano(6)	231,000	*
Dave Côté(7)	351,041	1.03
David C. Yntema(8)	199,377	*
Manuel R. Freitas(9)	105,832	*
Arturo Cázares(10)	75,333	*
Peter Van Camp(11)	70,000	*
Ajmal Noorani(12)	42,291	*
L. William Krause(13)	49,500	*
Bernard F. Mathaisel(14)	30,000	*
All directors and officers as a group (13 persons)(15)	2,092,439	5.92

*	Less than 1%.

(1)	As of March 31, 2005, we had outstanding 33,838,090 shares of Common Stock. The persons named in this table have sole voting power with respect to all shares of Common Stock shown as beneficially owned by them unless as otherwise noted below. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock, which that person could purchase by exercising outstanding options and options that will become exercisable within 60 days of March 31, 2005, including any outstanding options which are immediately exercisable, are deemed outstanding for the purpose of computing the percentage ownership of that person. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise indicated, the address of each person listed on the table is c/o Packeteer, Inc., 10201 North De Anza Boulevard, Cupertino, California 95014.

(2)	Based on a Schedule 13G/ A filed with the SEC on February 14, 2005. These securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. (Price Associates) serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(3)	Based on a Schedule 13G filed with the SEC on February 14, 2005. Includes 1,600,864 shares held by Barclays Global Investors, NA and 361,446 shares held by Barclays Global Fund Advisors.

(4)	Includes 340,896 shares held by the Steven J Campbell Rev Trust DTD 5/22/2000, of which Mr. Campbell is trustee and 56,000 shares of Common Stock issuable upon exercise of immediately exercisable options held by Mr. Campbell, of which 48,500 will be vested within 60 days of March 31, 2005.

(5)	Includes 24,650 shares held by Mr. Elliott and 407,083 shares of Common Stock issuable upon exercise of immediately exercisable options, of which 399,583 shares will be vested within 60 days of March 31, 2005, and 10,000 shares held by the Elliott Children’s Trust for the benefit of Mr. Elliott’s minor children of which Wells Fargo is Trustee.

(6)	Includes 175,000 shares held by Mr. Graziano and 56,000 shares of Common Stock issuable upon exercise of immediately exercisable options held by Mr. Graziano, of which 48,500 will be vested within 60 days of March 31, 2005.

(7)	Includes 351,041 shares of Common Stock issuable upon exercise of exercisable and vested options within 60 days of March 31, 2005.

(8)	Includes 28,754 shares held by the David C. Yntema Trust, of which Mr. Yntema is Trustee, and 170,623 shares of Common Stock issuable upon exercise of exercisable and vested options within 60 days of March 31, 2005.

(9)	Includes 105,832 shares of Common Stock issuable upon exercise of exercisable and vested options within 60 days of March 31, 2005.

(10)	Includes 2,000 shares held by Mr. Cázares and 73,333 shares of Common Stock issuable upon exercise of immediately exercisable and vested options within 60 days of March 31, 2005.

(11)	Includes 70,000 shares of Common Stock issuable upon exercise of immediately exercisable options, of which 62,500 shares will be vested within 60 days of March 31, 2005.

(12)	Includes 42,291 shares of Common Stock issuable upon exercise of immediately exercisable and vested options within 60 days of March 31, 2005.

(13)	Includes 49,500 shares of Common Stock issuable upon exercise of immediately exercisable options, of which 42,000 shares will be vested within 60 days of March 31, 2005.

(14)	Includes 30,000 shares of Common Stock issuable upon exercise of immediately exercisable options, of which 0 shares will be vested within 60 days of March 31, 2005.

(15)	Includes 572,300 shares held by such individuals and 1,510,139 shares of Common Stock issuable upon exercise of immediately exercisable options, of which 1,442,639 shares will be vested within 60 days of March 31, 2005.

EQUITY COMPENSATION PLAN INFORMATION
      We currently maintain two compensation plans that provide for the issuance of our Common Stock to officers and other employees, directors and consultants. These consist of the 1999 Stock Incentive Plan (“1999 Plan”) and the 1999 Employee Stock Purchase Plan (the “1999 ESPP”), each of which have been approved by stockholders. In addition, certain nonstatutory stock options granted under individual arrangements, which have not been approved by stockholders remain outstanding. The following table sets forth information regarding outstanding options and shares reserved for future issuance under the foregoing plans and individual arrangements as of December 31, 2004:

	Number of Shares to		Number of Shares Remaining
	be Issued upon	Weighted-Average	Available for Future Issuance
	Exercise of	Exercise Price of	under Equity Compensation
	Outstanding	Outstanding Options,	Plans (Excluding Shares
	Options, Warrants	Warrants and Rights	Reflected in Column (a))
Plan Category	and rights (a)	(b)	(c)

Equity compensation plans approved by stockholders	5,658,455	$11.80	4,696,024	(1)
Equity compensation plans not approved by stockholders(2)	9,333	$0.25	—

Total	5,667,788		4,696,024

(1)	Includes 2,502,245 shares that are reserved for issuance under the 1999 ESPP. The shares that are reserved for issuance under the 1999 Plan and under the 1999 ESPP are subject to automatic increase on January 1 of each year by a number of shares equal to 5% and 2%, respectively, of our outstanding shares as of the close of business on December 31 of the preceding calendar year.

(2)	Consists of nonstatutory stock options that remain outstanding under two individual arrangements. All of these options were granted before our initial public offering in July 1999 under a plan whereby options are no longer granted. They have terms of ten years and are presently exercisable.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
      The Compensation Committee of the Board of Directors is responsible for discharging the Board of Directors’ responsibilities relating to the compensation and benefits of Packeteer’s executive officers and directors. The Compensation Committee is comprised of two directors that the Board of Directors has determined are “independent,” as such term is defined under the Nasdaq listing standards and the rules and regulations of the Securities and Exchange Commission. The members of the Compensation Committee are L. William Krause and Peter Van Camp.
      The Compensation Committee operates under a written charter adopted by the Board of Directors, which provides that it is the duty of the Compensation Committee in consultation with the Board of Directors to review and determine all compensation for the Chief Executive Officer. The charter also provides that it is the duty of the Compensation Committee to review and determine the salaries and bonuses of all other executive officers of Packeteer and to establish the general compensation policies for such individuals. The Compensation Committee, in consultation with the Board of Directors also has the sole and exclusive authority to make discretionary option grants to Packeteer’s executive officers under Packeteer’s 1999 Stock Incentive Plan. The Compensation Committee has the authority to retain its own advisers to assist in the performance of its duties, including the ability to approve the fees and the terms of engagement of such advisers.

Compensation Philosophy and Executive Compensation
      Packeteer is engaged in a very competitive industry, and its success depends upon its ability to attract and retain qualified executives through the competitive compensation packages it offers to such individuals. The Compensation Committee believes that the compensation programs for Packeteer’s executive officers should reflect Packeteer’s financial performance and the value created for its stockholders. In addition, the Compensative Committee believes that compensation programs should support Packeteer’s short-term and long-term strategic goals and values and should reward individual contribution to its success.
      The Compensation Committee’s policy is to provide Packeteer’s executive officers with compensation opportunities which are designed to attract, retain and reward highly skilled individuals and are based upon the executive’s personal performance, Packeteer’s financial performance and the executive’s contribution to Packeteer’s financial performance.
      In order to align executive compensation with the Compensation Committee’s compensation policies, each executive officer’s compensation package is comprised of three elements:

•	a base salary that is competitive within the market and reflects the individual’s performance;

•	annual cash incentive bonuses tied primarily to Packeteer’s achievement of its financial performance goals; and

•	long term stock based incentive awards that are designed to strengthen the mutuality of interests between the executive officer and Packeteer’s stockholders.
      An independent compensation consulting firm advises the Compensation Committee regarding the company’s executive compensation levels as compared to those of other companies within and outside of the industry.
      Factors. The principal factors that were taken into account in establishing each executive officer’s compensation package for the 2004 fiscal year are described below. However, the Compensation Committee may in its discretion apply entirely different factors, such as different measures of financial performance, for future fiscal years.
      Base Salary. The Compensation Committee seeks to set base salaries at a competitive level that takes into account the past performance of the individual. In setting base salaries for fiscal 2004, the Compensation Committee reviewed published compensation survey data for its industry prepared by an independent consulting firm. The Compensation Committee also reviewed detailed compensation data incorporated into the proxy statements of eighteen companies it had identified as comparable by industry that was compiled and analyzed by the independent consulting firm. The base salary for each officer reflects the salary levels for comparable positions in the published surveys and the comparative group of companies, as well as the individual’s personal performance and internal alignment considerations. The relative weight given to each factor varies with each individual in the sole discretion of the Compensation Committee. Each executive officer’s base salary is adjusted each year on the basis of:

•	the Compensation Committee’s evaluation of the officer’s personal performance for the year;

•	the competitive marketplace for persons in comparable positions; and

•	Packeteer’s performance and profitability.
      Annual Incentives. The Compensation Committee believes that annual variable incentive bonuses are most effective in improving Company performance when tied to Packeteer’s achievement of annual financial performance goals. The annual incentive bonus for the Chief Executive Officer and the other executive officers is based on a percentage of each officer’s base pay adjusted to reflect Packeteer’s actual financial performance and the attainment of the officer’s individual goals. For purposes of the determination of executive bonuses, Packeteer’s financial performance is measured in terms of revenue and profit as compared to plan (for fiscal year 2005, the annual incentive bonus will be based on Packeteer’s financial performance as measured by revenue and operating income). If earned, bonuses are paid semi-annually. Commissions paid to Mr. Cázares, Vice President of Worldwide Sales, in connection with the performance of Packeteer’s sales organization, are not part of this annual incentive bonus program.
      Long Term Incentives. The Compensation Committee utilizes long-term stock-based incentive awards to strengthen the mutuality of interests between the executive officers and Packeteer stockholders. Generally, the Compensation Committee grants stock based incentive rewards to the executive officers on an annual basis. Each grant is designed to align the interests of the executive officer with those of the stockholders and provide each individual with a significant incentive to manage from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of Packeteer’s Common Stock at a fixed price per share, which is the fair market value on the grant date, over a specified period of time not to exceed ten years. Each option generally becomes vested and exercisable in a series of installments over a 4-year period, contingent upon the officer’s continued employment. Accordingly, the option will provide a return to the executive officer only if he or she remains employed by Packeteer during the vesting period, and then only if the market price of the shares appreciates over the option term. The size of the option grant to each executive officer, including the Chief Executive Officer, is set by the Compensation Committee at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual’s current position, the individual’s personal performance in recent periods and his or her potential for future responsibility and promotion over the option term. The Compensation Committee also takes into account the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. The relevant weight given to each of these factors varies from individual to individual. The Compensation Committee has established certain guidelines with respect to the option grants made to the executive officers, but has the flexibility to make adjustments to those guidelines at its discretion.
      Personal Benefits. Packeteer seeks to maintain equality among all of its employees. Accordingly, Packeteer does not provide its executive officers with personal benefit perquisites of any kind, nor are special dining or parking facilities provided to Packeteer’s executive officers. In addition, Packeteer’s health care and other insurance plans are applicable to all Packeteer employees, including its executive officers. The Compensation Committee believes this egalitarian approach to Packeteer’s executives is in the best interests of all employees and Packeteer stockholders.
      CEO Compensation. In setting the total compensation payable to the Chief Executive Officer for the 2004 fiscal year, the Compensation Committee sought to make that compensation competitive with the compensation paid to the chief executive officers of the companies detailed in published compensation survey data for its industry as well as detailed compensation data incorporated into the proxy statements of eighteen companies it had identified as comparable by industry. At the same time, the Compensation Committee sought to make a significant percentage of the Chief Executive Officer’s compensation tied to Packeteer’s performance. With respect to Mr. Côté’s base salary for the 2004 fiscal year, the objective of the Compensation Committee was to be competitive with the base salary levels in effect for chief executive officers in similar companies and industries and to provide him with a level of stability and certainty each year and not have this particular component of compensation effected to any significant degree by Company performance factors. For the 2004 fiscal year, Mr. Côté’s base salary was approximately at the median of the base salary levels of other chief executive officers at the surveyed companies. Mr. Côté’s annual incentive bonus, however, was primarily dependent upon corporate performance. The Compensation Committee awarded stock options to Mr. Côté in 2004 in order to provide him with an equity incentive to continue contributing to Packeteer’s financial success. The options will have value for Mr. Côté only if he remains employed by Packeteer during the vesting period, and then only if the market price of the underlying option shares appreciates over the market price in effect on the date the grant was made. For more information about the compensation of the Chief Executive Officer, see “EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS.”
      Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code disallows a federal income tax deduction to publicly held companies for certain compensation paid to certain of their executive officers, to the extent that compensation exceeds $1 million per covered officer in any fiscal year. This limitation applies only to compensation which is not considered performance-based under the Section 162(m) rules. Packeteer’s 1999 Plan has been structured so that any compensation realized by Packeteer’s executive officers in connection with stock options, stock appreciation rights and certain stock issuance awards granted under the 1999 Plan will qualify as performance-based compensation which will not be subject to the $1 million limitation and such structure was approved by Packeteer’s stockholders at the 2003 Annual Meeting. Non-performance based compensation paid to the executive officers for the 2004 fiscal year did not exceed the $1 million limit per officer. Because it is unlikely that the cash compensation payable to any of the executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any action to limit or restructure the elements of cash compensation payable to the executive officers. The Compensation Committee will reconsider this decision should the individual cash compensation of any executive officer ever approach the $1 million level.
      It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align Packeteer’s performance and the interests of Packeteer’s stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.
SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

L. William Krause, Chairperson
Peter Van Camp

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
      The members of the Compensation Committee for 2004 were Messrs. Krause, the chairperson, and Van Camp. None of the members of the Compensation Committee were at any time during 2004, or have ever been, employees or officers of the Company.
      No current executive officer of the Company has ever served as a member of the board or compensation committee of any other entity that has or has had one or more executive officers serving as a member of our Board or Compensation Committee.

STOCK PRICE PERFORMANCE
      The graph depicted below shows a comparison of cumulative total stockholder returns for the Company, the Nasdaq National Market Composite Index and the Standard and Poors 500 Index for the period commencing July 28, 1999, the date of our initial public offering, and ending on December 31, 2004. The past performance of our Common Stock is no indication of future performance.
Comparison of Cumulative Total Return From July 28, 1999 through December 31, 2004 (1):
Packeteer, Inc., Nasdaq National Market Composite Index and S&P 500 Index

	7/28/99	12/31/99	12/29/00	12/31/01	12/31/02	12/31/03	12/31/04

Packeteer, Inc.	$100	250	44	26	24	60	51
Nasdaq National Market Composite Index	$100	151	91	72	49	74	80
S&P 500 Index	$100	108	97	84	64	81	89

(1)	The graph assumes that $100 was invested in the Company at the closing price on July 28, 1999, in our Common Stock and in each index, and that all dividends were reinvested. No cash dividends have been declared on our Common Stock.
EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS
      We do not presently have any employment contracts in effect with any of the executive officers, except with respect to Mr. Côté, our current President and Chief Executive Officer. We provide incentives such as salary, benefits and option grants to attract and retain qualified employees.
      The employment agreement with Mr. Côté, our President and Chief Executive Officer, provides for the payment to Mr. Côté of a starting annual salary and annual bonus, subject to change at the discretion of the Board or the Compensation Committee of the Board. The agreement also provides that Mr. Côté’s employment is “at will”, and may be terminated by us at any time with or without cause. In the event that the Company terminates Mr. Côté’s employment without cause prior to a change in control, Mr. Côté shall continue to receive his monthly salary for a period of (i) six months, if terminated prior to the 12-month anniversary of his employment with Packeteer; or (ii) twelve months, if terminated after the 12-month anniversary of his employment with Packeteer. In the event that, within twelve months following the date of a change in control, Mr. Côté’s employment with us is either terminated by us without cause or by Mr. Côté due to a substantial diminution in duty, Mr. Côté shall receive his then current base salary as a severance payment for a period of twelve months. Pursuant to the agreement, Mr. Côté was also granted an option under our 1999 Plan to purchase 600,000 shares of our Common Stock. In the event of a change of control following which Mr. Côté is not the President and Chief Executive Officer of the surviving entity of such transaction, any unvested option shares then held by Mr. Côté would accelerate and become vested in the following increments: (i) 25% of any unvested option shares then held by Mr. Côté and granted to Mr. Côté within 12 months of the closing date of such a change of control transaction, shall become vested and exercisable; (ii) 50% of any unvested option shares then held by Mr. Côté and granted to Mr. Côté within the period beginning 24 months prior to the closing date of such a change of control transaction and ending 12 months prior to such date, shall become vested and exercisable; and (iii) 100% of any unvested option shares then held by Mr. Côté and granted to Mr. Côté during any period more than 24 months prior to the closing date of such a change of control transaction, shall become vested and exercisable.
      In the event of a change of control, Mr. Yntema, our Chief Financial Officer, will receive his base salary and bonus for one year.
      Options granted to the executive officers named in the summary compensation table under our 1999 Plan are or will be subject to the following provisions in the event of a change in control of the Company:

•	Each outstanding option granted under the Discretionary Option/ Stock Appreciation Rights Grant Program will automatically vest in full, unless it is assumed or otherwise continued in effect by the successor corporation or replaced with a cash incentive program which preserves the spread existing on the unvested option shares (the excess of the fair market value of those shares over the option exercise price payable for such shares) and provides for subsequent payout in accordance with the same vesting schedule in effect for those option shares; and

•	All unvested shares of our Common Stock that were issued upon exercise of options granted under the Discretionary Option/ Stock Appreciation Rights Grant Programs or under the Restricted Stock/ Restricted Stock Unit Program and which are outstanding at the time of the change of control will automatically vest in full, unless the Company’s repurchase rights with respect to those shares are assigned to the successor corporation or otherwise continued in effect.
      In addition, the Compensation Committee, as administrator of our 1999 Plan, has complete discretion to grant options under the Discretionary Option/ Stock Appreciation Rights Grant Program with terms that provide that such options will become automatically exercisable and vested in full in the event the optionee’s service with the Company or the successor entity is terminated (actually or constructively) within a designated period following a change in control transaction in which those options are assumed or otherwise continued in effect. Furthermore, under the terms of our 1999 Plan, the Compensation Committee has the discretion to grant options under the Discretionary Option/ Stock Appreciation Rights Grant Program with terms that provide that such options will automatically vest in full upon a change in control, whether or not the options are to be assumed or otherwise continued in effect.
      Under the 1999 Plan, a change in control will be deemed to occur upon (i) an acquisition of the Company by merger or asset sale, (ii) the successful completion of a tender offer for more than 50% of the Company’s outstanding voting stock or (iii) a change in the majority of the Board effected through one or more contested elections for Board membership.

PROPOSAL NO. 2:
APPROVAL OF AMENDMENTS TO 1999 STOCK INCENTIVE PLAN
      Our stockholders have previously approved the Packeteer, Inc. 1999 Stock Incentive Plan (the “1999 Plan”), under which employees, consultants and members of the Board of Directors may be granted options and other rights to acquire shares of our Common Stock. The stockholders now are being asked to approve certain amendments to the 1999 Plan, adopted by the Board of Directors subject to stockholder approval, to authorize the grant of performance share and performance unit awards intended to result in the payment of performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code (the “Code”), to add certain provisions in order to preserve our ability to deduct in full compensation realized pursuant to an award intended to qualify as performance-based compensation, and to eliminate a requirement that the Company receive payment of the fair market value of shares issued under restricted stock or restricted stock unit awards.
      We operate in a challenging marketplace in which our success depends to a great extent on our ability to attract and retain employees, directors and other service providers of the highest caliber. One of the tools our Board of Directors regards as essential in addressing these human resource challenges is a competitive equity incentive program. As many of our stockholders may be aware, the Financial Accounting Standards Board has adopted new financial accounting standards that will govern the accounting treatment of share-based payments, including a requirement that companies record compensation expense in their financial statements for stock options granted to employees, as well as for other types of equity-based incentives provided to employees. In view of these changes in accounting standards, the Board of Directors believes it is of paramount importance that our stock incentive programs provide the Company with a range of incentive tools and sufficient flexibility to permit the Board’s Compensation Committee to implement them in ways that will make the most effective use of the shares our stockholders agree to make available for incentive purposes. For this reason, we are asking our stockholders to approve amendments to the 1999 Plan that will authorize the grant of performance share and performance unit awards and will permit the grant of restricted stock and restricted stock unit awards without requiring that the Company receive payment of 100% of the fair market value of shares to be issued under such awards.
      Performance shares and performance units are awards under which payments are made to participants only to the extent that performance goals established by the Compensation Committee of the Board are attained during a specified performance period. These awards are intended to result in the payment of performance-based compensation within the meaning of Section 162(m) of the Code that will be fully deductible by the Company for federal income tax purposes. Similarly, awards of restricted stock or restricted stock units that are granted upon or vest upon the attainment of pre-established performance goals may result in the payment of fully deductible performance based-compensation. Section 162(m) of the Code generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to the chief executive officer or to any of the four other most highly compensated officers of a publicly held company. However, certain types of compensation, including performance-based compensation, are generally excluded from this limit. To enable compensation in connection with stock options, stock appreciation rights, restricted stock or restricted stock unit awards granted or vesting upon the attainment of performance goals, and performance shares and performance unit awards to qualify as “performance-based” within the meaning of Section 162(m), the stockholders are being asked to approve certain additional amendments to the 1999 Plan. By approving this proposal, the stockholders will be approving, among other things:

•	the persons eligible to receive awards intended to result in the payment of performance-based compensation;

•	the performance criteria upon which awards of performance shares, performance units and certain awards of restricted stock and restricted stock units may be based;

•	the maximum numbers of shares for which stock options, stock appreciation rights, awards of restricted stock or restricted stock units based on attainment of performance goals and performance shares may be granted to an employee in any fiscal year; and

•	the maximum dollar amount that a participant may receive upon settlement of performance units.
      While we believe that compensation in connection with such awards under the 1999 Plan generally will be deductible by the Company for federal income tax purposes, under certain circumstances, such as a change in control of the Company, compensation paid in settlement of certain awards may not qualify as “performance-based.”
      The Board of Directors believes that the proposed amendments to the 1999 Plan provide the Company with additional capabilities to assist us in attracting and retaining the high caliber employees, directors and consultants essential to our success and in motivating these individuals to strive to meet our goals. Further, the Board believes that it is in the best interests of the Company and its stockholders to continue to preserve the ability of the Company to deduct in full compensation resulting from stock options, stock appreciation rights and certain restricted stock and restricted stock unit awards, and awards of performance shares and performance units granted under the 1999 Plan. Therefore, our Board urges you to vote to approve the proposed amendments to the 1999 Plan, which will become effective only if and when approved by our stockholders.
Summary of the 1999 Plan, as Amended
      The following is a summary of the principal features of the 1999 Plan, as amended. Any stockholder who wishes to obtain a copy of the actual plan document may do so upon written request to the Company at 10201 North De Anza Boulevard, Cupertino, California 95014.
      Equity Incentive Programs Authorized. The 1999 Plan, as amended, consists of four separate equity incentive programs: (i) the Discretionary Option/ Stock Appreciation Rights Grant Program, (ii) the Restricted Stock/ Restricted Stock Unit Program, (iii) the Performance Award Program, and (iv) the Automatic Option Grant Program for non-employee Board members. The principal features of each program are described below.
      Authorized Shares. As of March 31, 2005, a maximum of 9,239,197 of the authorized but unissued or reacquired shares of Common Stock may be issued under the 1999 Plan. The number of shares authorized for issuance under the 1999 Plan automatically increase on the first trading day of each calendar year during the term of the 1999 Plan by an amount equal to 5% of the total number of shares of Common Stock outstanding on the last trading day of the immediately preceding calendar year, but in no event will any such annual increase exceed 3,000,000 shares.
      As of March 31, 2005, options to purchase 6,453,143 shares were outstanding under the 1999 Plan, and 2,786,054 shares remained available for future grant. Shares subject to any options (including options transferred from the Company’s 1996 Equity Incentive Plan) or freestanding stock appreciation rights granted under the 1999 Plan which expire or otherwise terminate prior to exercise in full will be available for subsequent issuance under the 1999 Plan. Shares subject to unvested awards that are forfeited or cancelled and unvested shares issued under the 1999 Plan that are subsequently forfeited or that we repurchase at their original purchase price pursuant to the Company’s purchase rights under the 1999 Plan will also become available for subsequent issuance. However, any shares subject to stock appreciation rights exercised under the 1999 Plan will not be available for reissuance. Shares tendered in payment of the exercise price of options and shares otherwise issuable under the 1999 Plan that are withheld in satisfaction of tax withholding obligations incurred in the settlement of awards will not be available for future issuance under the 1999 Plan.
      To enable compensation received in connection with certain types of awards granted under the 1999 Plan to qualify as “performance-based,” within the meaning of Section 162(m) of the Code, the 1999 Plan establishes a limit on the maximum aggregate number of shares or dollar value for which any such award may be granted to an employee in any calendar year, as follows:

•	Stock options or freestanding stock appreciation rights: No more than 1,000,000 shares.

•	Restricted stock or restricted stock unit awards intended to result in the payment of performance-based compensation: No more than 500,000 shares.

•	Performance share awards intended to result in the payment of performance-based compensation: No more than 150,000 shares for each year contained in the performance period of the award.

•	Performance unit awards intended to result in the payment of performance-based compensation: No more than $1,500,000 for each year contained in the performance period of the award.
      Prior to its amendment, the 1999 Plan provided that no participant may receive in any calendar year options, separately exercisable stock appreciation rights and direct stock issuances of more than 750,000 shares in the aggregate.
      In the event any change is made to the outstanding shares of Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the 1999 Plan, (ii) the maximum number and/or class of securities for which any one person may be granted one or more awards under the 1999 Plan within a specified period of time, (iii) the number and/or class of securities for which options are to be granted under the Automatic Option Grant Program, (iv) the number and/or class of securities and the exercise price per share under each option and stock appreciation right outstanding under the 1999 Plan, (v) the number and/or class of securities under each restricted stock, restricted stock unit and performance share award outstanding under the 1999 Plan, and (vi) the maximum number and/or class of securities by which the share reserve under the 1999 Plan is to increase automatically each year. Such adjustments will be effected in a manner to preclude any dilution or enlargement of benefits under the 1999 Plan or the outstanding options.
      Administration. The 1999 Plan is administered by the Board of Directors or a committee of the Board, which, in the case of awards intended to qualify for performance-based compensation treatment under Section 162(m) of the Code, must be comprised solely of two or more “outside directors” within the meaning of Section 162(m). The Compensation Committee of the Board has the exclusive authority to administer the Discretionary Option/ Stock Appreciation Rights Grant Program, the Restricted Stock/ Restricted Stock Units Program and the Performance Award Program with respect to executive officers, “covered employees” within the meaning of Section 162(m) and non-employee Board members, and also has the authority to administer those programs with respect all other eligible individuals. However, the Board may appoint a secondary committee of one or more Board members to have separate but concurrent authority to grant awards under those three programs to individuals other than executive officers and non-employee Board members. The Board may also authorize one or more officers of the Company to grant options or stock appreciation rights under the Discretionary Option/ Stock Appreciation Rights Grant Program to employees, other than executive officers or covered employees, but not in excess of 50,000 shares to any employee in any calendar year and subject to guidelines established by the Board or the Compensation Committee. Neither the Board nor any committee will exercise any administrative discretion under the Automatic Option Grant Program. All grants under that program will be made in compliance with the express provisions of such program. The term “plan administrator,” as used in this summary, will mean the Board of Directors, the Compensation Committee, or any secondary committee or officer delegated authority by the Board, to the extent acting within the scope of its or his or her administrative authority under the 1999 Plan.
      Prohibition of Option and Stock Appreciation Rights Repricing. The 1999 Plan expressly provides that, without the approval of a majority of the votes cast in person or by proxy at a meeting of our stockholders, the plan administrator may not provide for either the cancellation of outstanding options or stock appreciation rights in exchange for the grant of new options or stock appreciation rights at a lower exercise price or the amendment of outstanding options or stock appreciation rights to reduce the exercise price.
      Eligibility. Employees (including officers), non-employee Board members and consultants of the Company or of any parent or subsidiary of the Company will be eligible to participate in the Discretionary Option/ Stock Appreciation Rights Grant Program, the Restricted Stock/ Restricted Stock Units Program and the Performance Award Program. Participation in the Automatic Option Grant Program is limited to the non-employee members of the Board. While any eligible person may be granted a nonstatutory stock option, only employees may be granted incentive stock options qualifying under Section 422 of the Code. As of March 31,

2005, approximately 302 employees, including 7 executive officers, and 6 non-employee Board members were eligible to participate in the 1999 Plan.
      Discretionary Option/ Stock Appreciation Rights Grant Program. Subject to the terms of the 1999 Plan, the plan administrator determines, in its discretion, which eligible individuals are to be granted options and/or stock appreciation rights under the Discretionary Option/ Stock Appreciation Rights Grant Program, the time of grant, the number of shares subject to each award, whether an option is intended to be an incentive stock option or a nonstatutory stock option, the exercise price, the vesting provisions (if any), the time of expiration of the award, and all other terms and conditions of the awards. Stock appreciation rights may be granted either in tandem with a related option (a “Tandem SAR”) or independently of any option (a “Freestanding SAR”). A Tandem SAR permits the option holder, subject to the approval of the plan administrator, to elect between the exercise of the underlying option for shares of Common Stock or the surrender of the option and the exercise of the related stock appreciation right. A Tandem SAR is exercisable only at the time and only to the extent that the related stock option is exercisable, while a Freestanding SAR is exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the plan administrator.
      Each option and stock appreciation right granted under the 1999 Plan will be evidenced by a written agreement between the Company and the participant specifying the number of shares subject to the award and the other terms and conditions of the award, consistent with the requirements of the 1999 Plan. Awards granted under the Discretionary Option/Stock Appreciation Rights Grant Program will have an exercise price per share of not less than 100% of the fair market value of a share of Common Stock on the date of grant. However, any incentive stock option granted to a person who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company (a “10% Stockholder”) must have an exercise price equal to at least 110% of the fair market value of a share of Common Stock on the date of grant. The fair market value per share of Common Stock on any relevant date under the 1999 Plan is deemed to be equal to the closing price per share on that date on the Nasdaq National Market. On March 31, 2005, the fair market value per share of Common Stock determined on such basis was $15.39.
      The shares subject to each option and stock appreciation right will generally vest in one or more installments over a specified period of service measured from the grant date. However, one or more options may be immediately exercisable for any or all of the option shares, which will remain subject to repurchase by the Company at their original exercise price if the participant’s service terminates before the shares vest. No option or stock appreciation right will have a term in excess of ten years, provided that an incentive stock option granted to a 10% Stockholder must have a term not exceeding five years. Upon cessation of service, the participant will have a limited period of time in which to exercise his or her outstanding options and stock appreciation rights to the extent vested. The plan administrator, in its discretion, may extend the exercise period of an option or stock appreciation right following the participant’s cessation of service and/or accelerate the exercisability or vesting of such awards in whole or in part.
      The 1999 Plan provides that the exercise price of options may be paid in cash or by check, by tender to the Company of shares of Common Stock owned by the participant for the requisite period, if any, necessary to avoid a charge to the Company’s earnings for financial reporting purposes and valued at fair market value on the exercise date, or by means of irrevocable instructions to a brokerage firm assigning to the Company out of the proceeds of an immediate sale of purchased shares an amount sufficient to pay the exercise price and all applicable income and employment taxes required to be withheld by the Company. Upon the exercise of any stock appreciation right, the participant is entitled to receive an amount equal to the excess of the fair market value of the vested shares as to which the right is exercised over the aggregate exercise price for those shares. In granting Freestanding SARs, the plan administrator will designate whether the payment in settlement of the award will be made solely in shares of Common Stock or solely in cash. Payment in settlement of Tandem SARs may only be made in shares of Common Stock.
      Restricted Stock/ Restricted Stock Unit Program. Subject to the terms of the 1999 Plan, the plan administrator determines, in its discretion, which eligible individuals are to be granted awards under the

Restricted Stock/ Restricted Stock Unit Program, the time of grant, the number of shares subject to each award and the vesting provisions (if any) of the award. Awards granted under the Restricted Stock/ Restricted Stock Unit Program will be evidenced by a written agreement between the Company and the participant specifying the number of shares subject to the award and the other terms and conditions of the award, consistent with the requirements of the 1999 Plan.
      The plan administrator may grant restricted stock awards under the 1999 Plan either in the form of a restricted stock purchase right, giving a participant an immediate right to purchase Common Stock, or in the form of a restricted stock bonus. Prior to amendment, the 1999 Plan provided that purchase price per share will not be less than the fair market value per share of Common Stock on the date of issuance. As amended, the 1999 Plan authorizes the plan administrator to determine the purchase price payable under restricted stock purchase awards, which may be less than the then current fair market value of the Common Stock. Payment of the purchase price under a restricted stock purchase award may be in cash or by check, or in exchange for non-monetary consideration in the form of past services rendered to the Company or any parent or subsidiary corporation. No monetary payment is required as a condition of receiving shares of Common Stock under a restricted stock bonus award, for which the participant furnishes consideration in the form of services to the Company.
      Restricted stock awards may be subject to vesting conditions based on such service or performance criteria as the plan administrator specifies, including the attainment of one or more performance goals similar to those described below in connection with performance awards. Shares acquired pursuant to a restricted stock award may not be transferred by the participant until vested. Unless otherwise provided by the plan administrator, a participant will forfeit any shares of restricted stock as to which the restrictions have not lapsed prior to the participant’s termination of service. Participants holding restricted stock will have the right to vote the shares and to receive any dividends paid, except that dividends or other distributions paid in shares will be subject to the same restrictions as the original award.
      The plan administrator may grant restricted stock units under the 1999 Plan, which represent a right to receive shares of our Common Stock at a future date determined in accordance with the participant’s award agreement. No monetary payment is required for receipt of restricted stock units or the shares issued in settlement of the award, the consideration for which is furnished in the form of the participant’s services to the Company. The plan administrator may grant restricted stock unit awards subject to the attainment of one or more performance goals similar to those described below in connection with performance awards, or may make the awards subject to vesting conditions similar to those applicable to restricted stock awards. Unless otherwise provided by the plan administrator, a participant will forfeit any restricted stock units which have not vested prior to the participant’s termination of service. Participants have no voting rights or rights to receive cash dividends with respect to restricted stock unit awards until shares of common stock are issued in settlement of such awards. However, the plan administrator may grant restricted stock units that entitle their holders to dividend equivalent rights, which are rights to receive additional restricted stock units for a number of shares whose value is equal to any cash dividends we pay.
      Performance Award Program. The plan administrator may grant performance awards subject to such conditions and the attainment of such performance goals over such periods as the plan administrator determines in writing and sets forth in a written agreement between the Company and the participant. These awards may be designated as performance shares or performance units. Performance shares and performance units are unfunded bookkeeping entries generally having initial values equal to the fair market value determined on the grant date of a share of common stock and a dollar amount per unit, respectively, determined by the plan administrator at the time of grant. Performance awards will specify a predetermined amount of performance shares or performance units that may be earned by the participant to the extent that one or more predetermined performance goals are attained within a predetermined performance period. To the extent earned, performance awards may be settled in cash, shares of Common Stock (including shares of restricted stock) or any combination thereof.
      Prior to the beginning of the applicable performance period or such later date as permitted under Section 162(m) of the Code, the plan administrator will establish one or more performance goals applicable to the award. Performance goals will be based on the attainment of specified target levels with respect to one or more measures of business or financial performance of the Company and each subsidiary corporation consolidated with the Company for financial reporting purposes, or such division or business unit of the Company as may be selected by the plan administrator. The plan administrator, in its discretion, may base performance goals on one or more of the following such measures:

revenue; sales; expenses; operating income; gross margin; operating margin; earnings before any one or more of: stock-based compensation expense, interest, taxes, depreciation and amortization; pre-tax profit; operating income; net income; economic value added; free cash flow; operating cash flow; the market price of our Common Stock; earnings per share; return on stockholder equity; return on capital; return on assets; the balance of cash, cash equivalents and marketable securities; market share; number of customers; customer satisfaction; product development; and completion of a joint venture or other corporate transaction.
      The target levels with respect to these performance measures may be expressed on an absolute basis or relative to a standard specified by the plan administrator. The degree of attainment of performance measures will be calculated in accordance with generally accepted accounting principles, but prior to the accrual or payment of any performance award for the same performance period, and, according to criteria established by the plan administrator, excluding the effect (whether positive or negative) of changes in accounting standards or any extraordinary, unusual or nonrecurring items occurring after the establishment of the performance goals applicable to a performance award.
      Following completion of the applicable performance period, the plan administrator will certify in writing the extent to which the applicable performance goals have been attained and the resulting value to be paid to the participant. The plan administrator retains the discretion to eliminate or reduce, but not increase, the amount that would otherwise be payable on the basis of the performance goals attained to a participant who is a “covered employee” within the meaning of Section 162(m) of the Code. However, no such reduction may increase the amount paid to any other participant. The plan administrator may make positive or negative adjustments to performance award payments to participants other than covered employees to reflect the participant’s individual job performance or other factors determined by the plan administrator. In its discretion, the plan administrator may provide a participant awarded performance shares with dividend equivalent rights with respect to cash dividends paid on the Company’s common stock. The plan administrator may provide for performance award payments in lump sums or on a deferred basis.
      Unless otherwise provided by the plan administrator, if a participant’s service terminates for any reason, whether voluntary or involuntary (including the participant’s death or disability) prior to completion of the applicable performance period, the performance award will be forfeited. No performance award may be sold or transferred other than by will or the laws of descent and distribution prior to the settlement of the award.
      Automatic Option Grant Program. The Automatic Option Grant Program provides for the automatic grant of nonstatutory stock options to members of the Board of Directors who are not employees of the Company or of any parent or subsidiary of the Company. It is intended to qualify as a “formula plan” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934. Upon initial election or appointment to the Board, each director not previously or currently employed by the Company or any parent or subsidiary will be granted an option for 30,000 shares of Common Stock. On the day of each annual meeting of stockholders, each individual who is to continue to serve as a non-employee Board member will be granted an option to purchase 15,000 shares of Common Stock. The shares subject to each initial option will vest in a series of 6 successive equal semi-annual installments upon the participant’s completion of each 6-month period of Board service over the 36-month period measured from the grant date. The shares subject to each annual option will vest in two equal annual installments upon the participant’s completion of each year of service over the two-year period measured from the option grant date. Each initial and annual option will have an exercise price per share equal to the fair market value per share of Common Stock on the grant date and will have a maximum term of 10 years, subject to earlier termination following the participant’s cessation of Board service. Options granted under the Automatic Option Grant Program will be immediately exercisable for all of the option shares. However, any such shares remaining unvested at the time of a participant’s cessation of Board service will be subject to repurchase by the Company at their original exercise price.
      The shares subject to each option granted under the Automatic Option Grant Program will immediately vest in full upon certain changes in control or ownership of the Company or upon the participant’s death or disability while a Board member. Following the participant’s cessation of Board service for any reason, the option will remain exercisable for a 12-month period to the extent vested at the time of cessation of Board service. All other terms of options granted under the Automatic Option Grant Program are the same as the terms of options granted under the Discretionary Option/ Stock Appreciation Rights Grant Program.
      Change in Control. For the purposes of the 1999 Plan, a change in control will be deemed to occur upon (i) an acquisition by any person of securities possessing more than 50% of the total combined voting power of Company’s outstanding securities pursuant to a tender or exchange offer made directly to the stockholders; (ii) a change in the majority of the Board over a period of 36 consecutive months (12 months in case of any award subject to Section 409A of the Code) or less effected through one or more contested elections for Board membership; (iii) a merger or consolidation in which securities possessing more than 50% of the total combined voting power of Company’s outstanding securities are transferred to persons different from the persons holding such securities immediately prior to the transaction; or (iv) a sale of all or substantially all of the Company’s assets in complete liquidation or dissolution of the Company.
      If a change in control occurs, each option and stock appreciation right outstanding under the Discretionary Option/ Stock Appreciation Rights Grant Program will automatically vest in full, unless assumed by the successor corporation or replaced with a cash incentive program which preserves the spread existing on the unvested award shares (the excess of the fair market value of those shares over the exercise price payable for such shares) and provides for subsequent payment of that spread in accordance with the same vesting schedule in effect for those award shares. In addition, all unvested shares outstanding under the Discretionary Option/ Stock Appreciation Rights Grant Program and Restricted Stock/ Restricted Stock Unit Program will immediately vest, except to the extent the Company’s repurchase rights with respect to those shares are to be assigned to the successor corporation or such accelerated vesting is precluded by the plan administrator at the time the shares are issued.
      The plan administrator may grant one or more options under the Discretionary Option/ Stock Appreciation Rights Grant Program providing for immediate vesting upon a change in control, whether or not the options are to be assumed. The plan administrator may also grant awards under the Restricted Stock/ Restricted Stock Unit Program that will immediately vest upon a change in control. The plan administrator may provide for the acceleration of vesting of any performance share or performance unit award granted under the Performance Award Program to such extent as provided in the award agreement. The shares subject to each option granted under the Automatic Option Grant Program will immediately vest upon any change in control.
      The plan administrator may grant one or more options under the Discretionary Option/ Stock Appreciation Rights Grant Program which will become exercisable in full if the participant’s service with the Company or the successor entity is terminated (actually or constructively) within a designated period following a change in control in which those options are assumed. The vesting of shares outstanding under the Restricted Stock/ Restricted Stock Unit Program may also accelerate upon similar terms and conditions.
      The plan administrator may grant limited stock appreciation rights under the Discretionary Option/ Stock Appreciation Rights Grant Program to one or more officers or non-employee Board members in connection with their outstanding options, and each option granted under the Automatic Option Grant Program will automatically include such limited stock appreciation rights. Upon the successful completion of a tender or exchange offer for more than 50% of the Company’s outstanding voting securities which the Board does not recommend that the stockholders accept, each outstanding option with a limited stock appreciation right may be surrendered to the Company in return for a cash distribution. The amount of the distribution per surrendered option share will be equal to the excess of (i) the fair market value per share at the time the option is surrendered or, if greater, the tender offer price paid per share over (ii) the exercise price payable per share under the surrendered option.

      Stockholder Rights and Option/ Stock Appreciation Right Transferability. No participant will have any rights as a stockholder with respect to the shares subject to an option or stock appreciation right until such participant has exercised the award and paid the exercise price for the purchased shares or become the holder of record of shares issued in settlement of a stock appreciation right. Options and stock appreciation rights are not assignable or transferable other than by will or the laws of inheritance following the participant’s death, and during the participant’s lifetime, the award may only be exercised by the participant. However, nonstatutory options, Tandem SARs related to a nonstatutory option and Freestanding SARs may be transferred or assigned during a participant’s lifetime to one or more members of the participant’s immediate family or to a trust established for one or more such family members.
      Tax Withholding. The Company is not obligated to deliver shares or payment in cash upon the exercise, vesting or settlement of any award under the 1999 plan unless the participant has made adequate provision for all applicable income and employment tax withholding obligations. The plan administrator may permit any participant to elect to have the Company withhold a portion of the shares otherwise issuable to the participant or to deliver previously acquired shares of Common Stock in payment of such tax withholding tax obligations.
      Awards Subject to Section 409A of the Code. Certain awards granted under the 1999 Plan may be deemed to constitute “deferred compensation” within the meaning of Section 409A of the Code and such regulations or other administrative guidance that may be issued pursuant to that Section. Any such awards will be required to comply with the requirements of Section 409A. Notwithstanding any provision of the 1999 Plan to the contrary, the Board is authorized, in its sole discretion and without the consent of any participant, to amend the 1999 Plan or any award agreement as it deems necessary or advisable to comply with Section 409A or any other present or future law applicable to the plan.
      Amendment and Termination. The Board may amend or modify the 1999 Plan at any time, subject to any required stockholder approval pursuant to applicable laws and regulations. Unless sooner terminated by the Board, the 1999 Plan will terminate on the earliest of (i) May 18, 2009, (ii) the date on which all shares available for issuance under the 1999 Plan have been issued as fully-vested shares or (iii) the termination of all outstanding options in connection with certain changes in control or ownership of the Company.
Summary of U.S. Federal Income Tax Consequences
      The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the 1999 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.
      Incentive Stock Options. Incentive stock options are options which satisfy the requirements of Section 422 of the Code. No taxable income is recognized by the participant upon receipt of the option, and no taxable income is generally recognized at the time the option is exercised. The participant will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition. For federal tax purposes, dispositions are considered to be either qualifying or disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than two years after the date the option for the shares involved in such sale or disposition is granted and more than one year after the date the option is exercised for those shares. If the sale or disposition occurs before these two requirements are satisfied, then a disqualifying disposition will result.
      Upon a qualifying disposition, the participant will recognize long-term capital gain in an amount equal to the excess of the amount realized upon the sale or other disposition of the purchased shares over the exercise price paid for the shares. If there is a disqualifying disposition of the shares, the participant will recognize ordinary income equal to the excess of the fair market value of those shares on the exercise date over the exercise price paid for the shares, but generally not to exceed the gain realized on the sale or other disposition, if less. Any additional gain or any loss recognized upon the disposition will be a capital gain or capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

      In general, the difference between the option exercise price and the fair market value of the shares on the date when an incentive stock option is exercised, or at such later time as the shares vest, is treated as an adjustment in computing income that may be subject to the alternative minimum tax, which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to participants subject to the alternative minimum tax.
      Nonstatutory Stock Options. Options not designated or qualifying as incentive stock options are nonstatutory stock options. No taxable income is recognized by a participant upon receipt of such an option. The participant generally will recognize ordinary income upon exercising a nonstatutory stock option equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares. If the participant is an employee, such income generally is subject to income and employment tax withholding. If the shares acquired upon exercise of the nonstatutory stock option are unvested and subject to repurchase by the Company in the event of the participant’s termination of service prior to vesting, then the participant will acquire shares subject to taxation in the same manner as described below under “Restricted Stock.”
      Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the date the participant recognized ordinary income, will be taxed as capital gain or capital loss. The Company generally should be entitled to a tax deduction equal to the amount of ordinary income recognized by the participant as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code.
      Stock Appreciation Rights. No taxable income is recognized upon receipt of a stock appreciation right. Upon exercising the stock appreciation right, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the underlying shares of Common Stock on the exercise date over the exercise price for the exercised right. If the participant is an employee, such income generally is subject to income and employment tax withholding. The Company generally should be entitled to a tax deduction equal to the amount of ordinary income recognized by the participant as a result of the exercise of a stock appreciation right, except to the extent such deduction is limited by applicable provisions of the Code.
      Restricted Stock. A participant acquiring restricted stock generally will recognize ordinary income equal to the excess of the fair market value of the shares on the “determination date” over the price paid, if any, for such shares. The “determination date” is the date on which the participant acquires the shares unless the shares are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date on which the shares are acquired. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.
      Performance and Restricted Stock Unit Awards. A participant generally will recognize no income upon the receipt of a performance share, performance unit or restricted stock unit award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any substantially vested shares received. If the participant is an employee, such ordinary income generally is subject to income and employment tax withholding. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described above (see discussion under “Restricted Stock”). Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the “determination date” (as defined above under “Restricted Stock”), will be taxed as capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.
Options Granted to Certain Persons
      The aggregate numbers of shares of Common Stock subject to options granted to certain persons under the 1999 Plan as of March 31, 2005 and since its inception, exclusive of any options granted under any other plan, are as follows: (i) Dave G. Côté, President and Chief Executive Officer, 900,500 shares; (ii) Arturo Cázares, Vice President, Worldwide Sales, 270,000 shares; (iii) Manuel R. Freitas, Vice President, Operations and Customer Support, 440,000 shares; (iv) Ajmal Noorani, Vice President, Business Development, 190,000 shares; (v) David C. Yntema, Chief Financial Officer, 645,000 shares; (vi) Steven J. Campbell, Craig W. Elliott and Joseph A. Graziano, nominees for election as directors, 56,000 shares, 700,000 shares and 56,000 shares, respectively; (vii) all current executive officers as a group, an aggregate of 2,915,500 shares; (viii) all current directors who are not executive officers as a group, an aggregate of 982,000 shares; and (ix) all employees, including current officers who are not executive officers, as a group, an aggregate of 8,063,738 shares. Since its inception, no options have been granted under the 1999 Plan to any associate of any director, executive officer or nominee for election as a director, and no other person has been granted five percent or more of the total amount of options granted under the 1999 Plan. Each of the following non-employee Board members, including nominees for election at the 2005 Annual Meeting if elected, will be granted an option to purchase 15,000 shares of Common Stock on the date of the 2005 Annual Meeting: Steven J. Campbell, Craig W. Elliott, Joseph A. Graziano, L. William Krause, Bernard F. Mathaisel, and Peter Van Camp. No options have been granted to date under the 1999 Plan that are subject to stockholder approval of this proposal.
Vote Required
      The affirmative vote of at least a majority of the shares of Common Stock present in person or by proxy at the 2005 Annual Meeting and entitled to vote is required for approval of this proposal. Abstentions will have the same effect as votes against the proposal. Broker non-votes will have no effect on the outcome of this vote.
Recommendation of the Board of Directors
      The Board deems this proposal to approve the amendment of the 1999 Plan to be in the best interests of the Company and its stockholders and unanimously recommends a vote “FOR” approval of such proposal. Unless authority to do so is withheld, the person(s) named in each proxy will vote the shares represented thereby “FOR” the approval of this proposal.

PROPOSAL NO. 3:
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      We are asking our stockholders to ratify the Audit Committee’s appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2005.
      KPMG LLP has served as our independent registered public accounting firm since January 1996. Representatives of KPMG LLP are expected to be present at the 2005 Annual Meeting and will have the opportunity to make a statement if they desire to do so. They are also expected to be available to respond to appropriate questions.
Vote Required
      Unless marked to the contrary, proxies received will be voted “FOR” ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2005. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal. In the event that ratification of this selection of our independent registered public accounting firm is not approved by a majority of the shares of Common Stock voting thereon, the Audit Committee will review its future selection of an independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in Packeteer’s and its stockholders’ best interest.
Recommendation of the Board
      The Board unanimously recommends that the stockholders vote “FOR” the ratification of the Audit Committee’s appointment of KPMG LLP as Packeteer’s independent registered public accounting firm for the year ending December 31, 2005.

AUDIT COMMITTEE REPORT
      The following is the report of the Audit Committee with respect to our audited financial statements for the year ended December 31, 2004, which include the consolidated balance sheets as of December 31, 2004 and 2003, and the related consolidated income statements, stockholders’ equity and comprehensive income (loss) and cash flows for each of the years in the three-year period ended December 31, 2004, and the notes thereto. Except for the information concerning fees incurred by us concerning services performed by KPMG LLP, the information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934 except to the extent that we specifically incorporate it by reference in such filing.
      The Audit Committee oversees Packeteer’s financial reporting process on behalf of the Board, reviews the financial information issued to stockholders and others, including a discussion of the quality, not just the acceptability of the accounting principles, the reasonableness of significant judgments and the clarity of discussions in the financial statements, and monitors the systems of internal control and the audit process. Management has the primary responsibility for the financial statements and the reporting process, including internal control systems. KPMG LLP is responsible for expressing an opinion as to the conformity of our audited financial statements with generally accepted accounting principles.
Review with Management
      The Audit Committee has reviewed and discussed our audited financial statements with management.
Review and Discussions with Independent Registered Public Accounting Firm
      The Audit Committee has discussed with KPMG LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards 61 (Codification of Statements on Accounting Standards) which includes, among other items, matters related to the conduct of the audit of our financial statements.
      The Audit Committee has also received written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (which relates to the accountant’s independence from the Company and its related entities) and has discussed with KPMG LLP their independence from the Company.
      The Audit Committee discussed with the Company’s independent registered public accounting firm, with and without management present, the overall scope and plans for their audit, the results of their examinations, the evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. Packeteer incurred the following fees for services performed by KPMG LLP in the fiscal year ended December 31, 2004 and 2003:

	Fiscal 2004	Fiscal 2003

Audit Fees(1)	$916,305	$327,915
Audit-Related Fees(2)	81,538	55,000
Tax Fees(3)	135,888	76,345
All Other Fees(4)	2,600	9,985

Total Fees	$1,136,331	$469,245

(1)	Audit Fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements. For fiscal 2004, audit fees also included audit services related to our compliance with Section 404 of the Sarbanes-Oxley Act of 2002 regarding our internal controls over financial reporting.

(2)	Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” For fiscal 2004, this category includes a transfer pricing study for our Canadian subsidiary and the completion of an analysis of our cost sharing arrangements and cost allocation methodologies with our international subsidiaries begun in fiscal 2003. For fiscal 2003, this category includes an ownership change analysis and an analysis of our cost sharing arrangements and cost allocation methodologies with our international subsidiaries.

(3)	Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning (domestic and international). These services include assistance regarding federal, state and international tax compliance and international tax planning.

(4)	All Other Fees consist of fees for products and services other than the services reported above. In both fiscal 2003 and 2004, this category included fees related to subsidiary statutory filing requirements.
      The Audit Committee has determined that all services performed by KPMG LLP are compatible with maintaining the independence of KPMG LLP. In addition, since the effective date of the SEC rules stating that an auditor is not independent of an audit client if the services it provides to the client are not appropriately approved, the Audit Committee has and will continue to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.
      The Audit Committee has adopted a policy for the pre-approval of services provided by the independent registered public accounting firm, pursuant to which it may pre-approve certain audit fees, audit-related fees, tax fees and fees for other services. Under the policy, the Audit Committee may also delegate authority to pre-approve certain specified audit or permissible non-audit services to one or more of its members. A member to whom pre-approval authority has been delegated must report its pre-approval decisions, if any, to the Audit Committee at its next meeting. Unless the Audit Committee determines otherwise, the term for any service pre-approved by a member to whom pre-approval authority has been delegated is twelve months.
Conclusion
      Based upon the review and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2004. The Audit Committee and the Board have also recommended, subject to stockholder approval, the selection of KPMG LLP as the Company’s independent registered public accounting firm.
SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Steven Campbell
Joseph Graziano, Chairperson
Bernard F. Mathaisel

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      We have entered into indemnification agreements with each of our directors and officers and certain other employees that may, in some cases, be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements may require us, among other things, to indemnify the directors and officers against certain liabilities, other than liabilities arising from willful misconduct of a culpable nature, that may arise by reason of their status or service as directors or officers. These agreements also may require us to advance the expenses incurred by the directors and officers as a result of any proceeding against them as to which they could be indemnified. We have a directors’ and officers’ insurance policy to cover our obligations under these agreements.
      All future transactions between the Company and its officers, directors, principal stockholders and affiliates will be approved by a majority of the independent and disinterested members of the Board, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who hold more than ten percent of the outstanding Common Stock to file reports with respect to their ownership and changes in ownership with the SEC. Based upon (i) the copies of Section 16(a) reports which we have received from such persons for their 2004 transactions in the Common Stock and their Common Stock holdings and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for 2004, the Company believes that all reporting requirements under Section 16(a) for such year were met in a timely manner by its directors and executive officers and each holder of more than ten percent of the outstanding Common Stock.
ANNUAL REPORT ON FORM 10-K AND ANNUAL REPORT TO STOCKHOLDERS
      Upon written request to the Corporate Secretary, David C. Yntema, 10201 North De Anza Boulevard, Cupertino, California 95014, the Company will provide without charge to each person solicited a copy of the 2004 Annual Report on Form 10-K, including the Financial Statements and Financial Statement Schedules filed therewith.
      Appendix A to this Proxy Statement contains the Annual Report to Stockholders, including Management’s Discussion and Analysis, the Consolidated Financial Statements and other investor information.

By Order of the Board of Directors of Packeteer, Inc.,

David C. Yntema
Secretary
Cupertino, California
April 13, 2005

EXHIBIT A

PROXY

PACKETEER, INC.

2005 ANNUAL MEETING OF STOCKHOLDERS
MAY 24, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder(s) of Packeteer, Inc., a Delaware corporation, hereby acknowledge(s) receipt of the Notice of 2005 Annual Meeting of Stockholders and Proxy Statement, each dated April 13, 2005, and hereby appoint(s) Dave Côté and David C. Yntema, and each of them, proxyholders and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2005 Annual Meeting of Stockholders of Packeteer, Inc. to be held May 24, 2005, at 10:00 a.m., Pacific Standard Time, at the Cypress Hotel, 10050 South De Anza Boulevard, Cupertino, California 95014, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side:

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED “FOR” SUCH PROPOSAL.

     PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

Voter Control Number

Your vote is important. Please vote immediately.

Vote-by-Internet	OR	Vote-by-Telephone

Log on to the Internet and go to http://www.eproxyvote.com/pktr		Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

If you vote by Internet or by telephone, please do not mail your card.

☑	Please mark votes as in this example.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends a vote “FOR” the following Proposals:

1.	Election of Directors to serve until 2008.

Nominees: (01) Steven J. Campbell, (02) Craig W. Elliott, (03) Joseph A. Graziano.

FOR	WITHHOLD
☐	☐
☐	For all nominees except as noted above

		FOR	AGAINST	ABSTAIN
2.	To approve amendments to the 1999 Stock Incentive Plan to authorize the grant of performance share and	☐	☐	☐

performance unit awards intended to result in the payment of performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code, to add certain provisions in order to preserve our ability to deduct in full compensation realized pursuant to an award intended to qualify as performance-based compensation, and to eliminate a requirement that the Company receive payment of the fair market value of shares issued under restricted stock or restricted stock unit awards.

		FOR	AGAINST	ABSTAIN
3.	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2005.	☐	☐	☐

4.	In their discretion, the proxyholders are authorized to vote upon any other business that may properly come before the meeting and any adjournment or postponement thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT ☐

MARK HERE IF YOU PLAN TO ATTEND THE MEETING ☐

Please sign exactly as your name appears hereon. Joint owners each should sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.

Signature:	Date:	Signature:	Date:

EXHIBIT B

PACKETEER, INC.

1999 STOCK INCENTIVE PLAN

Amended and Restated Effective as of May 24, 2005
(subject to stockholder approval)

ARTICLE ONE

GENERAL PROVISIONS

     I. PURPOSE OF THE PLAN

          This 1999 Stock Incentive Plan is intended to promote the interests of Packeteer, Inc., a Delaware corporation, by providing eligible persons in the Corporation’s service with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in such service.

          Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

     II. STRUCTURE OF THE PLAN

          A. The Plan shall be divided into four separate equity programs:

               - the Discretionary Option/SAR Program under which eligible persons may, at the discretion of the Plan Administrator, be granted Options and/or Stock Appreciation Rights;

               - the Restricted Stock/Restricted Stock Unit Program under which eligible persons may, at the discretion of the Plan Administrator, be granted Restricted Stock Purchase Rights, Restricted Stock Bonuses and/or Restricted Stock Units;

               - the Performance Award Program under which eligible persons may, at the discretion of the Plan Administrator, be granted Performance Shares and/or Performance Units; and

               - the Automatic Option Grant Program under which eligible non-employee Board members shall automatically receive Option grants at designated intervals over their period of continued Board service.

          B. The provisions of Articles One and Six shall apply to all equity programs under the Plan and shall govern the interests of all persons under the Plan.

     III. ADMINISTRATION OF THE PLAN

          A. The Primary Committee shall have sole and exclusive authority to administer the Discretionary Option/SAR Grant Program, Restricted Stock/Restricted Stock Unit

Program and Performance Award Program with respect to Section 16 Insiders and Covered Employees. Administration of the Discretionary Option/SAR Grant Program, Restricted Stock/Restricted Stock Unit Program and Performance Award Program with respect to all other persons eligible to participate in those programs may, at the Board’s discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer those programs with respect to all such persons. However, any Awards granted to members of the Primary Committee under the Discretionary Option/SAR Grant Program, Restricted Stock/Restricted Stock Unit Program or Performance Award Program shall be made by a disinterested majority of the Board.

          B. The Board may, in its discretion by resolution adopted by the Board, authorize one or more officers of the Corporation to grant one or more Options or SARs under the Discretionary Option/SAR Grant Program, without further approval of the Board or the Primary or Secondary Committee, to any Employee, other than a person who, at the time of such grant, is a Section 16 Insider or a Covered Employee, and to determine the number and vesting terms of shares of Common Stock to be subject to such Options and SARs; provided, however, that (1) no such Options or SARs shall be granted to any Employee in any calendar year for more than 50,000 shares of Common Stock, (2) the number of shares of Common Stock subject to each such Option and SAR shall comply with guidelines established from time to time by the Board or the Primary Committee, and (3) each such Option and SAR shall be subject to the terms and conditions of the appropriate standard form of Award Agreement approved by the Board or the Primary Committee and shall conform to the provisions of the Plan and such other guidelines as shall be established from time to time by the Board or the Primary Committee. Any officer or officers so authorized by the Board shall be deemed the Plan Administrator solely for the purpose of granting such Options and SARs.

          C. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and any officer delegated authority pursuant to Section III.B above and reassume all powers and authority previously delegated to such committee or officer.

          D. Except for an officer delegated limited authority pursuant to Section III.B above, each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option/SAR Grant Program, Restricted Stock/Restricted Stock Unit Program and Performance Award Program and to make such determinations under, and issue such interpretations of, the provisions of those programs and any outstanding Awards thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option/SAR Grant Program, Restricted Stock/Restricted Stock Unit Program or Performance Award Program under its jurisdiction or any Award thereunder.

          E. Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such

2.

committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any Awards under the Plan.

          F. Administration of the Automatic Option Grant Program shall be self-executing in accordance with the terms of that program, and no Plan Administrator shall exercise any discretionary functions with respect to any Option grants made under that program.

     IV. ELIGIBILITY

          A. The persons eligible to participate in the Discretionary Option/SAR Grant Program, Restricted Stock/Restricted Stock Unit Program and Performance Award Program are as follows:

               (i) Employees,

               (ii) non-employee members of the Board or the board of directors of any Parent or Subsidiary, and

               (iii) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

          B. Except for an officer delegated limited authority pursuant to Section III.B above, each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority to determine with respect to Awards granted under the Discretionary Option/SAR Grant Program, Restricted Stock/Restricted Stock Unit Program and Performance Award Program (i) the type of Award to be granted, (ii) which eligible persons are to receive such Awards, (iii) the time or times when those Awards are to be granted, (iv) the number of shares to be covered by each such Award, (v) the exercise or purchase price, if any, under each such Award, (vi) the timing, terms and conditions of the exercisability or vesting (if any) of each such Award or any shares acquired pursuant thereto, (vii) the maximum term for which the Award is to remain outstanding, (viii) the Performance Measures, Performance Period, Performance Award Formula and Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained, (ix) the effect of the Participant’s termination of Service on any of the foregoing, and (x) all other terms, conditions and restrictions applicable to any Award or Shares acquired pursuant thereto not inconsistent with the terms of the Plan.

          C. The individuals who shall be eligible to participate in the Automatic Option Grant Program shall be limited to (i) those individuals who first become non-employee Board members on or after the Underwriting Date, whether through appointment by the Board or election by the Corporation’s stockholders, and (ii) those individuals who continue to serve as non-employee Board members at one or more Annual Stockholders Meetings held after the Underwriting Date. A non-employee Board member who has previously been in the employ of the Corporation (or any Parent or Subsidiary) shall not be eligible to receive the initial automatic Option grant under the Automatic Option Grant Program at the time he or she first becomes a non-employee Board member, but shall be eligible to receive one or more annual automatic Option grants under the Automatic Option Grant Program while he or she continues to serve as a non-employee Board member.

3.

     V. STOCK SUBJECT TO THE PLAN

          A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The number of shares of Common Stock reserved for issuance over the term of the Plan shall not exceed the sum of (i) 3,845,917 shares plus (ii) the additional shares of Common Stock automatically added to the share reserve each year pursuant to the provisions of Section V.B. of this Article One.

          B. The number of shares of Common Stock available for issuance under the Plan shall automatically increase on the first trading day of January each calendar year during the term of the Plan, beginning with calendar year 2000, by an amount equal to five percent (5%) of the total number of shares of Common Stock outstanding on the last trading day in December of the immediately preceding calendar year, but in no event shall any such annual increase exceed 3,000,000 shares.

          C. No Participant may be granted Options or Freestanding SARs for more than 1,000,000 shares of Common Stock in the aggregate per calendar year. No Participant may be granted Restricted Stock Awards or Awards of Restricted Stock Units intended, in either case, to result in the payment of Performance-Based Compensation for more than 500,000 shares of Common Stock in the aggregate per calendar year. No Participant may be granted Performance Shares intended to result in the payment of Performance-Based Compensation for more than 150,000 shares of Common Stock in the aggregate for each year contained in the Performance Period with respect to such Award. No Participant may be granted Performance Units intended to result in the payment of Performance-Based Compensation for more than $1,500,000 for each year contained in the Performance Period with respect to such Award.

          D. Shares of Common Stock subject to outstanding Options (including Options incorporated into this Plan from the Predecessor Plan) or Freestanding SARs shall be available for subsequent issuance under the Plan to the extent those Options or Freestanding SARs expire or terminate for any reason prior to exercise in full. Unvested shares issued under the Plan and subsequently forfeited, cancelled or repurchased by the Corporation at the original issue price paid per share and unvested shares subject to Restricted Stock Unit Awards or Performance Share Awards cancelled prior to settlement shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent Awards granted under the Plan. However, should the exercise price of an Option under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise, vesting or settlement of an Award under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the Award is exercised, becomes vested or is settled, and not by the net number of shares of Common Stock issued to the holder of such Award. Shares of Common Stock underlying one or more SARs exercised under the Plan shall not be available for subsequent issuance under the Plan.

          E. If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change

4.

affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made by the Plan Administrator to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one person may be granted one or more Awards under the Plan within a specified period of time as provided in Section V.C of this Article One, (iii) the number and/or class of securities for which grants are subsequently to be made under the Automatic Option Grant Program to new and continuing non-employee Board members, (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding Option and SAR under the Plan, (v) the number and/or class of securities in effect under each outstanding Restricted Stock Award, Restricted Stock Unit Award and Performance Share Award under the Plan, (vi) the number and/or class of securities and price per share in effect under each outstanding Option incorporated into this Plan from the Predecessor Plan and (vii) the maximum number and/or class of securities by which the share reserve is to increase automatically each calendar year pursuant to the provisions of Section V.B. of this Article One. Such adjustments to the outstanding Awards are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such Awards. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

5.

ARTICLE TWO

DISCRETIONARY OPTION/SAR GRANT PROGRAM

     I. OPTION TERMS

          Each Option shall be evidenced by an Award Agreement in the form approved by the Plan Administrator; provided, however, that the Award Agreement shall comply with the terms specified below. Each Award Agreement evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such Options.

          A. Exercise Price.

               1. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the Option grant date.

               2. The exercise price shall become immediately due upon exercise of the Option and shall, subject to the provisions of the Award Agreement evidencing the Option, be payable in one or more of the forms specified below:

               (i) cash or check made payable to the Corporation,

               (ii) shares of Common Stock held for the requisite period (if any) necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

               (iii) to the extent the Option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Participant shall concurrently provide irrevocable instructions to (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

          Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

          B. Exercise and Term of Options. Each Option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the Award Agreement evidencing the Option. However, no Option shall have a term in excess of ten (10) years measured from the Option grant date.

6.

          C. Effect of Termination of Service.

               1. The following provisions shall govern the exercise of any Options held by the Participant at the time of cessation of Service or death:

               (i) Any Option outstanding at the time of the Participant’s cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the Award Agreement evidencing the Option, but no such Option shall be exercisable after the expiration of the Option term.

               (ii) Any Option held by the Participant at the time of death and exercisable in whole or in part at that time may be subsequently exercised by the personal representative of the Participant’s estate or by the person or persons to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution or by the Participant’s designated beneficiary or beneficiaries of that Option.

               (iii) Should the Participant’s Service be terminated for Misconduct, then all outstanding Options held by the Participant shall terminate immediately and cease to be outstanding.

               (iv) During the applicable post-Service exercise period, the Option may not be exercised in the aggregate for more than the number of vested shares for which the Option is exercisable on the date of the Participant’s cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the Option term, the Option shall terminate and cease to be outstanding for any vested shares for which the Option has not been exercised. However, the Option shall, immediately upon the Participant’s cessation of Service, terminate and cease to be outstanding to the extent the Option is not otherwise at that time exercisable for vested shares.

               2. The Plan Administrator shall have complete discretion, exercisable either at the time an Option is granted or at any time while the Option remains outstanding, to:

               (i) extend the period of time for which the Option is to remain exercisable following the Participant’s cessation of Service from the limited exercise period otherwise in effect for that Option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the Option term, and/or

               (ii) permit the Option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such Option is exercisable at the time of the Participant’s cessation of Service but also with respect to one or more additional installments in which the Participant would have vested had the Participant continued in Service.

7.

          D. Stockholder Rights. The holder of an Option shall have no stockholder rights with respect to the shares subject to the Option until such person shall have exercised the Option, paid the exercise price and become a holder of record of the purchased shares.

          E. Repurchase Rights. The Plan Administrator shall have the discretion to grant Options which are exercisable for unvested shares of Common Stock. Should the Participant cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

          F. Limited Transferability of Options. During the lifetime of the Participant, Incentive Options shall be exercisable only by the Participant and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Participant’s death. However, a Non-Statutory Option may, in connection with the Participant’s estate plan, be assigned in whole or in part during the Participant’s lifetime to one or more members of the Participant’s immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the Option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the Option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. Notwithstanding the foregoing, the Participant may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding Options under this Article Two, and those Options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Participant’s death while holding those Options. Such beneficiary or beneficiaries shall take the transferred Options subject to all the terms and conditions of the applicable agreement evidencing each such transferred Option, including (without limitation) the limited time period during which the Option may be exercised following the Participant’s death.

     II. INCENTIVE OPTIONS

          The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Six shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.

          A. Eligibility. Incentive Options may only be granted to Employees.

          B. Dollar Limitation. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more Options granted to any Employee under the Plan (or any other Option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000).

8.

To the extent the Employee holds two (2) or more such Options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such Options as Incentive Options shall be applied on the basis of the order in which such Options are granted.

          C. 10% Stockholder. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the Option grant date, and the Option term shall not exceed five (5) years measured from the Option grant date.

     III. STOCK APPRECIATION RIGHTS

          Each SAR shall be evidenced by an Award Agreement in the form approved by the Plan Administrator; provided, however, that the Award Agreement shall comply with the terms specified below.

          A. Types of SARs Authorized. A SAR may be a Freestanding SAR granted independently of any Option, a Tandem SAR granted in tandem with all or any portion of a related Option, or a Limited SAR granted to a Section 16 Insider with respect to an outstanding Option. A Tandem SAR or a Limited SAR may be granted either concurrently with the grant of the related Option or at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such related Option.

          B. Terms and Conditions of Freestanding SARs.

               1. Exercise Price. The exercise price per share subject to a Freestanding SAR shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the grant date.

               2. Exercisability and Term of Freestanding SARs. Each Freestanding SAR shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the Award Agreement evidencing such Award. However, no Freestanding SAR shall have a term in excess of ten (10) years measured from the grant date.

               3. Exercise of Freestanding SARs and Settlement in Stock. Upon the exercise (or deemed exercise pursuant to paragraph 5 below) of a Freestanding SAR authorizing settlement solely in shares of stock, the Participant (or the Participant’s legal representative or other person who acquired the right to exercise such SAR by reason of the Participant’s death) shall be entitled to receive payment of an amount for each share with respect to which such SAR is exercised equal to the excess, if any, of the Fair Market Value of a share of Common Stock on the Exercise Date of such SAR over the exercise price. Payment of such amount shall be made in whole shares of Common Stock as soon as practicable following the Exercise Date. The number of shares to be issued shall be determined on the basis of the Fair Market Value of a share of Common Stock on the Exercise Date of the Freestanding SAR.

               4. Exercise of Freestanding SARs and Settlement in Cash. Subject to the provisions of Section I of Article Six with respect to Code Section 409A, the Plan

9.

Administrator may grant Freestanding SARs that provide for payment in cash. The Exercise Date(s) applicable to any such SAR shall be established in compliance with the provisions of Section I of Article Six with respect to Code Section 409A either by the Plan Administrator in granting such SAR, or, if permitted by the Plan Administrator, by an advance election of the Participant in a manner complying with the requirements of Code Section 409A. Upon the exercise (or deemed exercise pursuant to paragraph 5 below) of any such Freestanding SAR, the Participant (or the Participant’s legal representative or other person who acquired the right to exercise such SAR by reason of the Participant’s death) shall be entitled to receive payment of an amount for each share with respect to which such SAR is exercised equal to the excess, if any, of the Fair Market Value of a share of Common Stock on the Exercise Date of such SAR over the exercise price. Payment of such amount shall be made in cash as soon as practicable following the Exercise Date.

               5. Deemed Exercise of Freestanding SARs. If, on the date on which a Freestanding SAR would otherwise terminate or expire, such SAR by its terms remains exercisable immediately prior to such termination or expiration and, if so exercised, would result in a payment to the holder of such SAR, then any portion of such SAR which has not previously been exercised shall automatically be deemed to be exercised as of such date with respect to such portion.

               6. Effect of Termination of Service. Subject to earlier termination of a Freestanding SAR as otherwise provided herein and unless otherwise provided by the Plan Administrator in the Award Agreement evidencing such SAR, a Freestanding SAR shall be exercisable after a Participant’s termination of Service only during the applicable time period determined in accordance with Section I.C of this Article Two (treating the SAR as if it were an Option) and thereafter shall terminate.

          C. Terms and Conditions of Tandem SARs.

               1. One or more Participants may be granted the right, exercisable upon such terms as the Plan Administrator may establish, to elect between the exercise of the underlying Option for shares of Common Stock and the surrender of that Option in exchange for a distribution from the Corporation in an amount equal to the excess of (a) the Fair Market Value (on the Option surrender date) of the number of shares in which the Participant is at the time vested under the surrendered Option (or surrendered portion thereof) over (b) the aggregate exercise price payable for such shares.

               2. No such Option surrender shall be effective unless it is approved by the Plan Administrator, either at the time of the actual Option surrender or at any earlier time. If the surrender is so approved, then the distribution to which the Participant shall be entitled shall be made solely in whole shares of Common Stock valued at Fair Market Value on the Option surrender date.

               3. If the surrender of an Option is not approved by the Plan Administrator, then the Participant shall retain whatever rights the Participant had under the surrendered Option (or surrendered portion thereof) on the Option surrender date and may exercise such rights at any time prior to the later of (a) five (5) business days after the receipt of

10.

the rejection notice or (b) the last day on which the Option is otherwise exercisable in accordance with the terms of the Award Agreement evidencing such Option, but in no event may such rights be exercised more than ten (10) years after the Option grant date.

          D. Terms and Conditions of Limited SARs.

               1. Subject to the provisions of Section I of Article Six with respect to Code Section 409A, one or more Section 16 Insiders may be granted Limited SARs with respect to their outstanding Options.

               2. Upon the occurrence of a Hostile Take-Over, each individual holding one or more Options with such a Limited SAR shall have the unconditional right (exercisable for a thirty (30)-day period following such Hostile Take-Over) to surrender each such Option to the Corporation. In return for the surrendered Option, the Participant shall receive a cash distribution from the Corporation in an amount equal to the excess of (A) the Take-Over Price of the shares of Common Stock at the time subject to such Option (whether or not the Participant is otherwise vested in those shares) over (B) the aggregate exercise price payable for those shares. Such cash distribution shall be paid within five (5) days following the Option surrender date.

               3. At the time such Limited SAR is granted, the Plan Administrator shall pre-approve any subsequent exercise of that right in accordance with the terms of this Paragraph D. Accordingly, no further approval of the Plan Administrator or the Board shall be required at the time of the actual Option surrender and cash distribution.

          E. Stockholder Rights. The holder of an SAR shall have no stockholder rights with respect to the shares subject to the SAR until such person shall have exercised the SAR and become a holder of record of the shares issued in payment of such SAR.

          F. Limited Transferability of SARs. During the lifetime of the Participant, an SAR shall be exercisable only by the Participant and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Participant’s death. However, a Tandem SAR related to a Non-Statutory Option or a Freestanding SAR to be settled in shares of Common Stock may, in connection with the Participant’s estate plan, be assigned in whole or in part during the Participant’s lifetime to one or more members of the Participant’s immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the Freestanding SAR or both the Tandem SAR and related Non-Statutory Option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the SAR immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. Notwithstanding the foregoing, the Participant may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding SARs under this Article Two, and those SARs shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Participant’s death while holding those SARs. Such beneficiary or beneficiaries shall take the transferred SARs subject to all the terms and conditions of the applicable agreement evidencing each such transferred SAR, including (without

11.

limitation) the limited time period during which the SAR may be exercised following the Participant’s death.

     IV. CORPORATE TRANSACTION/CHANGE IN CONTROL

          A. In the event of any Corporate Transaction, each outstanding Option and SAR shall automatically accelerate so that each such Award shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for the total number of shares of Common Stock at the time subject to such Award and may be exercised for any or all of those shares as fully vested shares of Common Stock. However, an outstanding Option or SAR shall not become exercisable on such an accelerated basis if and to the extent: (i) such Award is, in connection with the Corporate Transaction, to be assumed by the successor corporation (or parent thereof) or (ii) subject to compliance with the provisions of Section I of Article Six with respect to Code Section 409A, such Award is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Corporate Transaction on any shares for which the Award is not otherwise at that time exercisable and provides for subsequent payout in accordance with the same exercise/vesting schedule applicable to those Award shares or (iii) the acceleration of such Award is subject to other limitations imposed by the Plan Administrator at the time of the Award grant.

          B. All outstanding repurchase rights shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

          C. Immediately following the consummation of the Corporate Transaction, all outstanding Options and SARs (other than a Limited SAR to the extent provided by Section III.F of this Article Two) shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

          D. Each Option and SAR which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issued to the Participant had such Award been exercised immediately prior to such Corporate Transaction. If the holders of Common Stock receive cash consideration in connection with the Corporate Transaction, the assumed Option or SAR may be adjusted, at the option of the successor corporation, to apply to the number of shares of its common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Corporate Transaction. Appropriate adjustments to reflect such Corporate Transaction shall also be made to (i) the exercise price per share under each outstanding Option and SAR, provided the aggregate exercise price for such securities shall remain the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan and (iii) the maximum number and/or class of securities for which any one person may be granted Awards under the Plan per calendar year and (iv) the maximum number and/or class of securities by which the share reserve is to increase automatically each calendar year. All such adjustments shall be made in compliance with the

12.

requirements of Code Sections 409A, 422 and 424 and any related guidance issued by the U.S. Treasury Department, if applicable.

          E. The Plan Administrator shall have the discretionary authority to structure one or more outstanding Options or SARs under the Discretionary Option/SAR Grant Program so that those Awards shall, immediately prior to the effective date of such Corporate Transaction, become fully exercisable for the total number of shares of Common Stock at the time subject to those Awards and may be exercised for any or all of those shares as fully vested shares of Common Stock, whether or not those Awards are to be assumed in the Corporate Transaction. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Discretionary Option/SAR Grant Program so that those rights shall not be assignable in connection with such Corporate Transaction and shall accordingly terminate upon the consummation of such Corporate Transaction, and the shares subject to those terminated rights shall thereupon vest in full.

          F. The Plan Administrator shall have full power and authority to structure one or more outstanding Options or SARs under the Discretionary Option/SAR Grant Program so that those Awards shall become fully exercisable for the total number of shares of Common Stock at the time subject to those Awards in the event the Participant’s Service is subsequently terminated by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Corporate Transaction in which those Awards are assumed and do not otherwise accelerate. Any Options or SARs so accelerated shall remain exercisable for fully vested shares until the earlier of (i) the expiration of the Award term or (ii) the expiration of the one (1) year period measured from the effective date of the Involuntary Termination. In addition, the Plan Administrator may structure one or more of the Corporation’s repurchase rights so that those rights shall immediately terminate with respect to any shares held by the Participant at the time of his or her Involuntary Termination, and the shares subject to those terminated repurchase rights shall accordingly vest in full at that time.

          G. The Plan Administrator shall have the discretionary authority to structure one or more outstanding Options or SARs under the Discretionary Option/SAR Grant Program so that those Awards shall, immediately prior to the effective date of a Change in Control, become fully exercisable for the total number of shares of Common Stock at the time subject to those Awards and may be exercised for any or all of those shares as fully vested shares of Common Stock. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Discretionary Option/SAR Grant Program so that those rights shall terminate automatically upon the consummation of such Change in Control, and the shares subject to those terminated rights shall thereupon vest in full. Alternatively, the Plan Administrator may condition the automatic acceleration of one or more outstanding Options or SARs under the Discretionary Option/SAR Grant Program and the termination of one or more of the Corporation’s outstanding repurchase rights under such program upon the subsequent termination of the Participant’s Service by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of such Change in Control. Each Option or SAR so accelerated shall remain exercisable for fully vested shares until the earlier of (i) the expiration of the Award term or (ii) the expiration of the one (1) year period measured from the effective date of Participant’s cessation of Service.

13.

          H. The portion of any Incentive Option accelerated in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such Option shall be exercisable as a Nonstatutory Option under the Federal tax laws.

          I. The outstanding Options and SARs shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     V. PROHIBITION OF OPTION OR SAR REPRICING WITHOUT STOCKHOLDER APPROVAL

          Without the affirmative vote of holders of a majority of the shares of Common Stock cast in person or by proxy at a meeting of the stockholders of the Corporation at which a quorum representing a majority of all outstanding shares of Common Stock is present or represented by proxy, the Plan Administrator shall not approve a program providing for either (a) the cancellation of outstanding Options or SARs and the grant in substitution therefore of new Options or SARs having a lower exercise price or (b) the amendment of outstanding Options or SARs to reduce the exercise price thereof. This paragraph shall not be construed to apply to “issuing or assuming a stock option in a transaction to which section 424(a) applies,” within the meaning of Code Section 424.

14.

ARTICLE THREE

RESTRICTED STOCK/RESTRICTED STOCK UNIT PROGRAM

     I. RESTRICTED STOCK AWARDS

          Shares of Common Stock may be issued under the Restricted Stock/Restricted Stock Unit Program through direct and immediate issuances without any intervening Option or SAR Award. Restricted Stock Awards shall be evidenced by Award Agreements specifying whether the Award is a Restricted Stock Bonus or a Restricted Stock Purchase Right and the number of shares of Common Stock subject to the Award, in such form as the Plan Administrator shall from time to time establish. Award Agreements evidencing Restricted Stock Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

          A. Types of Restricted Stock Awards Authorized. Restricted Stock Awards may be in the form of either a Restricted Stock Bonus or a Restricted Stock Purchase Right. Restricted Stock Awards may be granted upon such conditions as the Plan Administrator shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section I.D of Article Four. If either the grant or vesting of a Restricted Stock Award is to be contingent upon the attainment of one or more Performance Goals and is to result in the payment of Performance-Based Compensation, the Plan Administrator shall follow procedures substantially equivalent to those set forth in Sections I.C through I.E.1 of Article Four.

          B. Purchase Price. The purchase price for shares of Common Stock issuable under each Restricted Stock Purchase Right shall be established by the Plan Administrator in its discretion. No monetary payment (other than applicable tax withholding) shall be required as a condition of receiving shares of Common Stock pursuant to a Restricted Stock Bonus, the consideration for which shall be services actually rendered to the Corporation (or any Parent or Subsidiary) or for its benefit. Notwithstanding the foregoing, if required by applicable state corporations law, the Participant shall furnish consideration in the form of cash or past services rendered to the Corporation (or any Parent or Subsidiary) or for its benefit having a value not less than the par value of the shares of Common Stock subject to such Restricted Stock Award.

          C. Purchase Period. A Restricted Stock Purchase Right shall be exercisable within a period established by the Plan Administrator, which shall in no event exceed thirty (30) days from the effective date of the grant of the Restricted Stock Purchase Right.

          D. Payment of Purchase Price. Payment of the purchase price for the number of shares of Common Stock being purchased pursuant to any Restricted Stock Purchase Right shall be made (a) in cash or cash equivalent or by check made payable to the Corporation or (b) by past services rendered to the Corporation (or any Parent or Subsidiary) or for its benefit.

15.

          E. Vesting Provisions.

               1. Shares of Common Stock issued pursuant to a Restricted Stock Award may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant’s period of Service or upon attainment of specified performance objectives, including, without limitation, Performance Goals described in Section I.D of Article Four. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued pursuant to a Restricted Stock Award shall be determined by the Plan Administrator and incorporated into the Award Agreement.

               2. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant’s unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant’s unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

               3. The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant pursuant to a Restricted Stock Award, whether or not the Participant’s interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

               4. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued pursuant to a Restricted Stock Award or should the performance objectives or Performance Goals not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent, the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares.

               5. The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock which would otherwise occur upon the cessation of the Participant’s Service or the non-attainment of the performance objectives or Performance Goals applicable to those shares. Such waiver shall result in the immediate vesting of the Participant’s interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant’s cessation of Service or the attainment or non-attainment of the applicable performance objectives or Performance Goals.

     II. RESTRICTED STOCK UNIT AWARDS

          Subject to the provisions of Section I of Article Six with respect to Code Section 409A, shares of Common Stock may be issued under the Restricted Stock/Restricted Stock Unit

16.

Program on a deferred basis through the grant of Restricted Stock Units. Restricted Stock Unit Awards shall be evidenced by Award Agreements specifying the number of shares of Common Stock subject to the Award, in such form as the Plan Administrator shall from time to time establish. Award Agreements evidencing Restricted Stock Unit Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

          A. Grant of Restricted Stock Unit Awards. Restricted Stock Unit Awards may be granted upon such conditions as the Plan Administrator shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section I.D of Article Four. If either the grant or vesting of a Restricted Stock Unit Award is to be contingent upon the attainment of one or more Performance Goals, the Plan Administrator shall follow procedures substantially equivalent to those set forth in Sections I.C through I.E.1 of Article Four.

          B. Purchase Price. No monetary payment (other than applicable tax withholding, if any) shall be required as a condition of receiving a Restricted Stock Unit Award, the consideration for which shall be services actually rendered to the Corporation (or any Parent or Subsidiary) or for its benefit. Notwithstanding the foregoing, if required by applicable state corporations law, the Participant shall furnish consideration in the form of cash or past services rendered to the Corporation (or any Parent or Subsidiary) or for its benefit having a value not less than the par value of the shares of Common Stock issued upon settlement of the Restricted Stock Unit Award.

          C. Vesting Provisions. Restricted Stock Units may or may not be made subject to vesting conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance objectives , including, without limitation, Performance Goals as described in Section I.D of Article Four, as shall be established by the Plan Administrator and set forth in the Award Agreement evidencing such Award.

          D. Voting Rights, Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Common Stock represented by Restricted Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Corporation or of a duly authorized transfer agent of the Corporation). However, the Plan Administrator, in its discretion, may grant Dividend Equivalent Rights pursuant to the Award Agreement evidencing any Restricted Stock Unit Award with respect to the payment of cash dividends on Common Stock paid prior to the date on which Restricted Stock Units held by such Participant are settled. A Participant granted Dividend Equivalent Rights shall be credited with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Common Stock. The number of additional Restricted Stock Units (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on such date with respect to the number of shares of Common Stock represented by the Restricted Stock Units previously credited to the Participant by (b) the Fair Market Value per share of Common Stock on such date. Such additional Restricted Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time (or as soon thereafter as practicable) as the Restricted Stock Units originally subject to the Restricted Stock Unit Award. In the event of a dividend or

17.

distribution paid in shares of Common Stock or any other adjustment made upon a change to the Common Stock as described in Section V.E of Article One, appropriate adjustments shall be made in the Participant’s Restricted Stock Unit Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would entitled by reason of the shares of Common Stock issuable upon settlement of the Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same vesting conditions as are applicable to the Award.

          E. Effect of Termination of Service. Unless otherwise provided by the Plan Administrator and set forth in the Award Agreement evidencing a Restricted Stock Unit Award, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then the Participant shall forfeit to the Corporation any Restricted Stock Units pursuant to the Award which remain subject to vesting conditions as of the date of the Participant’s termination of Service.

          F. Settlement of Restricted Stock Unit Awards. The Corporation shall issue to a Participant on the date on which Restricted Stock Units subject to the Participant’s Restricted Stock Unit Award vest or, subject to the provisions of Section I of Article Six with respect to Code Section 409A, on such other date determined by the Plan Administrator, in its discretion, and set forth in the Award Agreement one (1) share of Common Stock (and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section II.D above) for each Restricted Stock Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes. If permitted by the Plan Administrator, and subject to the provisions of Section I of Article Six with respect to Code Section 409A, the Participant may elect to defer receipt of all or any portion of the shares of Common Stock or other property otherwise issuable to the Participant pursuant to this Section, and such deferred issuance date(s) elected by the Participant shall be set forth in the Award Agreement. Notwithstanding the foregoing, the Plan Administrator, in its discretion, may provide for settlement of any Restricted Stock Unit Award by payment to the Participant in cash of an amount equal to the Fair Market Value on the payment date of the shares of Common Stock or other property otherwise issuable to the Participant pursuant to this Section.

          G. Nontransferability of Restricted Stock Unit Awards. Prior to the settlement of a Restricted Stock Unit Award, the Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Restricted Stock Unit Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

     III. CORPORATE TRANSACTION/CHANGE IN CONTROL

          A. All of the Corporation’s outstanding repurchase rights under Restricted Stock Awards shall terminate automatically, and all the shares of Common Stock subject to those terminated rights and outstanding Restricted Stock Unit Awards shall immediately vest in full, in the event of any Corporate Transaction, except to the extent (i) those repurchase rights are to be

18.

assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction, (ii) substantially equivalent rights for stock of the successor corporation (or parent thereof) are substituted for outstanding Restricted Stock Units in connection with such Corporate Transaction or (iii) such accelerated vesting is precluded by other limitations imposed in the Award Agreement.

          B. The Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s repurchase rights under Restricted Stock Awards so that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights or to Restricted Stock Unit Awards shall immediately vest, in the event the Participant’s Service should subsequently terminate by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Corporate Transaction in which those repurchase rights are assigned to the successor corporation (or parent thereof) or substantially equivalent rights for stock of the successor corporation (or parent thereof) are substituted for outstanding Restricted Stock Units in connection with such Corporate Transaction.

          C. The Plan Administrator shall also have the discretionary authority to structure one or more of the Corporation’s repurchase rights under Restricted Stock Awards so that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights or to Restricted Stock Unit Awards shall immediately vest, in the event the Participant’s Service should subsequently terminate by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Change in Control.

     IV. SHARE ESCROW/LEGENDS

          Unvested shares may, in the Plan Administrator’s discretion, be held in escrow by the Corporation until the Participant’s interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

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ARTICLE FOUR

PERFORMANCE AWARD PROGRAM

     I. TERMS OF PERFORMANCE AWARDS

          Subject to the provisions of Section I of Article Six with respect to Code Section 409A, Performance Awards may be granted to Participants in such amount and upon such terms as shall be determined by the Plan Administrator, in its sole discretion. Performance Awards shall be evidenced by Award Agreements in such form as the Plan Administrator shall from time to time establish. Award Agreements evidencing Performance Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

          A. Types of Performance Awards Authorized. Performance Awards may be in the form of either Performance Shares or Performance Units. Each Award Agreement evidencing a Performance Award shall specify the number of Performance Shares or Performance Units subject thereto, the Performance Award Formula, the Performance Goal(s) and Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award.

          B. Initial Value of Performance Shares and Performance Units. Unless otherwise provided by the Plan Administrator in granting a Performance Award, each Performance Share shall have an initial value equal to the Fair Market Value of one (1) share of Stock, subject to adjustment as provided in Section V.E of Article One, on the effective date of grant of the Performance Share. Each Performance Unit shall have an initial monetary value determined by the Plan Administrator at the time of grant. The final value payable to the Participant in settlement of a Performance Award determined on the basis of the applicable Performance Award Formula will depend on the extent to which Performance Goals established by the Plan Administrator are attained within the applicable Performance Period established by the Plan Administrator.

          C. Establishment of Performance Period, Performance Goals and Performance Award Formula. In granting each Performance Award, the Plan Administrator shall establish in writing the applicable Performance Period, Performance Award Formula and one or more Performance Goals which, when measured at the end of the Performance Period, shall determine on the basis of the Performance Award Formula the final value of the Performance Award to be paid to the Participant. Unless otherwise permitted in compliance with the requirements under Code Section 162(m), with respect to each Performance Award intended to result in the payment of Performance-Based Compensation, the Plan Administrator shall establish the Performance Goal(s) and the Performance Award Formula applicable to the Performance Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable Performance Period or (b) the date on which 25% of the Performance Period has elapsed, and, in any event, at a time when the outcome of the Performance Goals remains substantially uncertain. Once established, the Performance Goals and Performance Award Formula applicable to a Performance Award intended to result in the

20.

payment of Performance-Based Compensation shall not be changed during the Performance Period. The Corporation shall notify each Participant granted a Performance Award of the terms of such Award, including the Performance Period, Performance Goal(s) and Performance Award Formula.

          D. Measurement of Performance Goals. Performance Goals shall be established by the Plan Administrator on the basis of targets to be attained (“Performance Targets”) with respect to one or more measures of business or financial performance (each, a “Performance Measure”), subject to the following:

               1. Performance Measures. Performance Measures shall have the same meanings as used in the Corporation’s financial statements, or, if such terms are not used in the Corporation’s financial statements, they shall have the meaning applied pursuant to generally accepted accounting principles, or as used generally in the Corporation’s industry. Performance Measures shall be calculated with respect to the Corporation and each Subsidiary consolidated therewith for financial reporting purposes or such division or other business unit as may be selected by the Plan Administrator. For purposes of the Plan, the Performance Measures applicable to a Performance Award shall be calculated in accordance with generally accepted accounting principles, but prior to the accrual or payment of any Performance Award for the same Performance Period and excluding the effect (whether positive or negative) of any change in accounting standards or any extraordinary, unusual or nonrecurring item, as determined by the Plan Administrator, occurring after the establishment of the Performance Goals applicable to the Performance Award. Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of Performance Measures in order to prevent the dilution or enlargement of the Participant’s rights with respect to a Performance Award. Performance Measures may be one or more of the following, as determined by the Plan Administrator:

               (i) revenue;

               (ii) sales;

               (iii) expenses;

               (iv) operating income;

               (v) gross margin;

               (vi) operating margin;

               (vii) earnings before any one or more of: stock-based compensation expense, interest, taxes and depreciation, and amortization;

               (viii) pre-tax profit;

               (ix) operating income;

               (x) net income;

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               (xi) economic value added;

               (xii) free cash flow;

               (xiii) operating cash flow;

               (xiv) the market price of the Common Stock;

               (xv) earnings per share;

               (xvi) return on stockholder equity;

               (xvii) return on capital;

               (xviii) return on assets;

               (xix) return on investment;

               (xx) balance of cash, cash equivalents and marketable securities;

               (xxi) market share;

               (xxii) number of customers;

               (xxiii) customer satisfaction;

               (xxiv) product development; and

               (xxv) completion of a joint venture or other corporate transaction.

               2. Performance Targets. Performance Targets may include a minimum, maximum, target level and intermediate levels of performance, with the final value of a Performance Award determined under the applicable Performance Award Formula by the level attained during the applicable Performance Period. A Performance Target may be stated as an absolute value or as a value determined relative to an index, budget or other standard selected by the Plan Administrator.

          E. Settlement of Performance Awards.

               1. Determination of Final Value. As soon as practicable following the completion of the Performance Period applicable to a Performance Award, the Plan Administrator shall certify in writing the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement in accordance with the applicable Performance Award Formula.

               2. Discretionary Adjustment of Award Formula. In its discretion, the Plan Administrator may, either at the time it grants a Performance Award or at any time

22.

thereafter, provide for the positive or negative adjustment of the Performance Award Formula applicable to a Performance Award granted to any Participant who is not a Covered Employee to reflect such Participant’s individual performance in his or her position with the Corporation or such other factors as the Plan Administrator may determine. If permitted under a Covered Employee’s Award Agreement, the Plan Administrator shall have the discretion, on the basis of such criteria as may be established by the Plan Administrator, to reduce some or all of the value of the Performance Award that would otherwise be paid to the Covered Employee upon its settlement notwithstanding the attainment of any Performance Goal and the resulting value of the Performance Award determined in accordance with the Performance Award Formula. No such reduction may result in an increase in the amount payable upon settlement of another Participant’s Performance Award.

               3. Effect of Leaves of Absence. Unless otherwise required by law, payment of the final value, if any, of a Performance Award held by a Participant who has taken in excess of thirty (30) days in leaves of absence during a Performance Period shall be prorated on the basis of the number of days of the Participant’s Service during the Performance Period during which the Participant was not on a leave of absence.

               4. Notice to Participants. As soon as practicable following the Plan Administrator’s determination and certification in accordance with paragraphs 1 and 2 above, the Corporation shall notify each Participant of the determination of the Plan Administrator.

               5. Payment in Settlement of Performance Awards. Subject to the provisions of Section I of Article Six with respect to Code Section 409A, as soon as practicable following the Plan Administrator’s determination and certification in accordance with paragraphs 1 and 2 above or on such other date(s) determined by the Plan Administrator, in its discretion, and set forth in the Award Agreement, payment shall be made to each eligible Participant of the final value of the Participant’s Performance Award. Payment of such amount shall be made in the form of cash, Shares, or a combination thereof as determined by the Plan Administrator. Unless otherwise provided in the Award Agreement evidencing a Performance Award, payment shall be made in a lump sum. If permitted by the Plan Administrator, and subject to the provisions of Section I of Article Six with respect to Code Section 409A, the Participant may elect to defer receipt of all or any portion of the payment to be made to the Participant pursuant to this paragraph, and such deferred payment date(s) elected by the Participant shall be set forth in the Award Agreement.

               6. Provisions Applicable to Payment in Shares. If payment is to be made in shares of Common Stock, the number of such shares shall be determined by dividing the final value of the Performance Award by the value of a share of Common Stock determined by the method specified in the Award Agreement. Such methods may include, without limitation, the closing market price on a specified date (such as the settlement date) or an average of market prices over a series of trading days. Shares of Common Stock issued in payment of any Performance Award may be fully vested and freely transferable shares or may be subject to vesting conditions as provided in Section I.E.1 of Article Three.

          F. Voting Rights; Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Common Stock represented by

23.

Performance Share Awards until the date of the issuance of such shares, if any (as evidenced by the appropriate entry on the books of the Corporation or of a duly authorized transfer agent of the Corporation). However, the Plan Administrator, in its discretion, may grant Dividend Equivalent Rights pursuant to the Award Agreement evidencing any Performance Share Award with respect to the payment of cash dividends on Common Stock paid prior to the date on which the Performance Shares are settled or forfeited. A Participant granted Dividend Equivalent Rights shall be credited with additional whole Performance Shares as of the date of payment of such cash dividends on Common Stock. The number of additional Performance Shares (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on such date with respect to the number of shares of Common Stock represented by the Performance Shares previously credited to the Participant by (b) the Fair Market Value per share of Common Stock on such date. Such additional Performance Shares shall be subject to the same terms, conditions and restrictions and shall be settled in the same manner and at the same time (or as soon thereafter as practicable) as the shares originally subject to the Award. Dividend Equivalent Rights shall not be granted with respect to Performance Units. In the event of a dividend or distribution paid in shares of Common Stock or any other adjustment made upon a change to the Common Stock as described in Section V.E of Article One, appropriate adjustments shall be made in the Participant’s Performance Share Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would entitled by reason of the shares of Common Stock issuable upon settlement of the Performance Share Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Performance Goals as are applicable to the Award.

          G. Effect of Termination of Service. Unless otherwise provided by the Plan Administrator and set forth in the Award Agreement evidencing a Performance Award, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability) before completion of the Performance Period applicable to the Performance Award, then the Participant shall forfeit the Award in its entirety.

          H. Nontransferability of Performance Awards. Prior to settlement in accordance with the provisions of the Plan, no Performance Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Performance Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

     II. CORPORATE TRANSACTION/CHANGE IN CONTROL

          The Plan Administrator may, in its discretion, provide in any Award Agreement evidencing a Performance Award that, in the event of a Corporate Transaction or Change in Control, the Performance Award held by a Participant whose Service has not terminated prior to the Change in Control or whose Service terminated by reason of the Participant’s death or Permanent Disability shall become vested and payable effective as of the date of the Corporate Transaction or Change in Control to such extent as specified in such Award Agreement.

24.

ARTICLE FIVE

AUTOMATIC OPTION GRANT PROGRAM

          The provisions of the Automatic Option Grant Program have been revised as of February 8, 2002, subject to approval by the Corporation’s stockholders at the 2002 Annual Stockholders Meeting.

     I. OPTION TERMS

          A. Grant Dates. Option grants shall be made on the dates specified below:

               1. Each individual who is first elected or appointed as a non-employee Board member at any time on or after the 2002 Annual Stockholders Meeting shall automatically be granted, on the date of such initial election or appointment, a Non-Statutory Option to purchase 30,000 shares of Common Stock, provided that individual has not previously been in the employ of the Corporation or any Parent or Subsidiary.

               2. On the date of each Annual Stockholders Meeting, beginning with the 2002 Annual Stockholders Meeting, each individual who is to continue to serve as a non-employee Board member, whether or not that individual is standing for re-election to the Board at that particular Annual Stockholders Meeting, shall automatically be granted a Non-Statutory Option to purchase 15,000 shares of Common Stock. There shall be no limit on the number of such annual automatic Option grants any one non-employee Board member may receive over his or her period of Board service, and a non-employee Board member who has previously been in the employ of the Corporation (or any Parent or Subsidiary) or who has otherwise received one or more stock Option grants from the Corporation shall be eligible to receive one or more such annual automatic Option grants over his or her period of continued Board service.

               3. Stockholder approval of the amendment contained in this 2002 Restatement at the 2002 Annual Stockholders Meeting shall constitute pre-approval of each Option granted on or after that Annual Stockholders Meeting pursuant to the express terms of this Automatic Option Grant Program on the basis of the amendments to this program effected by such Restatement and the subsequent exercise of that Option in accordance with its terms.

          B. Exercise Price.

               1. The exercise price per share shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the Option grant date.

               2. The exercise price shall be payable in one or more of the alternative forms authorized under the Discretionary Option/SAR Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

          C. Option Term. Each Option shall have a term of ten (10) years measured from the Option grant date.

25.

          D. Exercise and Vesting of Options. Each Option shall be immediately exercisable for any or all of the Option shares. However, any shares purchased under the Option shall be subject to repurchase by the Corporation, at the exercise price paid per share, upon the Participant’s cessation of Board service prior to vesting in those shares. The shares subject to each initial automatic Option grant shall vest, and the Corporation’s repurchase right shall lapse, in a series of six (6) successive equal semi-annual installments upon the Participant’s completion of each six (6)-month period of service as a Board member over the thirty-six (36)-month period measured from the Option grant date. The shares subject to each annual automatic Option grant shall vest, and the Corporation’s repurchase right shall lapse, in a series of two (2) successive equal annual installments upon the Participant’s completion of each twelve (12)-month period of service as a Board member over the twenty-four (24)-month period measured from the Option grant date.

          E. Limited Transferability of Options. Each Option under this Article Five may, in connection with the Participant’s estate plan, be assigned in whole or in part during the Participant’s lifetime to one or more members of the Participant’s immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the Option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the Option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. The Participant may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding Options under this Article Five, and those Options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Participant’s death while holding those Options. Such beneficiary or beneficiaries shall take the transferred Options subject to all the terms and conditions of the applicable agreement evidencing each such transferred Option, including (without limitation) the limited time period during which the Option may be exercised following the Participant’s death.

          F. Termination of Board Service. The following provisions shall govern the exercise of any Options held by the Participant at the time the Participant ceases to serve as a Board member:

               (i) The Participant (or, in the event of Participant’s death, the personal representative of the Participant’s estate or the person or persons to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution or by the designated beneficiary or beneficiaries of such Option) shall have a twelve (12)-month period following the date of such cessation of Board service in which to exercise each such Option.

               (ii) During the twelve (12)-month exercise period, the Option may not be exercised in the aggregate for more than the number of vested shares of Common Stock for which the Option is exercisable at the time of the Participant’s cessation of Board service.

26.

               (iii) Should the Participant cease to serve as a Board member by reason of death or Permanent Disability, then all shares at the time subject to the Option shall immediately vest so that such Option may, during the twelve (12)-month exercise period following such cessation of Board service, be exercised for all or any portion of those shares as fully-vested shares of Common Stock.

               (iv) In no event shall the Option remain exercisable after the expiration of the Option term. Upon the expiration of the twelve (12)-month exercise period or (if earlier) upon the expiration of the Option term, the Option shall terminate and cease to be outstanding for any vested shares for which the Option has not been exercised. However, the Option shall, immediately upon the Participant’s cessation of Board service for any reason other than death or Permanent Disability, terminate and cease to be outstanding to the extent the Option is not otherwise at that time exercisable for vested shares.

     II. CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE TAKE-OVER

          A. In the event of any Corporate Transaction while the Participant remains in Service, the shares of Common Stock at the time subject to each outstanding Option held by such Participant under this Automatic Option Grant Program but not otherwise vested shall automatically vest in full so that each such Option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to such Option and may be exercised for all or any portion of those shares as fully-vested shares of Common Stock. Immediately following the consummation of the Corporate Transaction, each automatic Option grant shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

          B. In connection with any Change in Control while the Participant remains in Service, the shares of Common Stock at the time subject to each outstanding Option held by such Participant under this Automatic Option Grant Program but not otherwise vested shall automatically vest in full so that each such Option shall, immediately prior to the effective date of the Change in Control, become fully exercisable for all of the shares of Common Stock at the time subject to such Option and may be exercised for all or any portion of those shares as fully-vested shares of Common Stock. Each such Option shall remain exercisable for such fully-vested Option shares until the expiration or sooner termination of the Option term or the surrender of the Option in connection with a Hostile Take-Over.

          C. All outstanding repurchase rights under this Automatic Option Grant Program shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction or Change in Control.

          D. Subject to the provisions of Section I of Article Six with respect to Code Section 409A, upon the occurrence of a Hostile Take-Over while the Participant remains in Service, the Participant shall have a thirty (30)-day period in which to surrender to the

27.

Corporation each of his or her outstanding Options under this Automatic Option Grant Program. The Participant shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to each surrendered Option (whether or not the Participant is otherwise at the time vested in those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the Option to the Corporation. No approval or consent of the Board or any Plan Administrator shall be required at the time of the actual Option surrender and cash distribution.

          E. Each Option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Participant in consummation of such Corporate Transaction had the Option been exercised immediately prior to such Corporate Transaction. If the holders of Common Stock receive cash consideration in connection with the Corporate Transaction, the assumed Option may be adjusted, at the Option of the successor corporation, to apply to the number of shares of its common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Corporate Transaction. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding Option, provided the aggregate exercise price payable for such securities shall remain the same. All such adjustments shall be made in compliance with the requirements of Code Section 409A, if applicable.

          F. The grant of Options under the Automatic Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     III. REMAINING TERMS

          The remaining terms of each Option granted under the Automatic Option Grant Program shall be the same as the terms in effect for Option grants made under the Discretionary Option/SAR Grant Program.

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ARTICLE SIX

MISCELLANEOUS

     I. COMPLIANCE WITH CODE SECTION 409A

          A. Awards Subject to Code Section 409A. The provisions of this Section I shall apply to any Award or portion thereof that is or becomes subject to Code Section 409A. Awards subject to Code Section 409A include, without limitation:

               1. Any Non-Statutory Option or SAR that permits the deferral of compensation other than the deferral of recognition of income until the exercise of the Award.

               2. Any Restricted Stock Unit Award or Performance Award that either (a) provides by its terms for settlement of all or any portion of the Award on one or more dates following the Short-Term Deferral Period (as defined below) or (b) permits or requires the Participant to elect one or more dates on which the Award will be settled.

          Subject to any applicable U.S. Treasury Regulations promulgated pursuant to Code Section 409A or other applicable guidance, the term “Short-Term Deferral Period” means the period ending on the later of (i) the date that is two and one-half months from the end of the taxable year of the Corporation in which the applicable portion of the Award is no longer subject to a substantial risk of forfeiture or (ii) the date that is two and one-half months from the end of the Participant’s taxable year in which the applicable portion of the Award is no longer subject to a substantial risk of forfeiture. For this purpose, the term “substantial risk of forfeiture” shall have the meaning set forth in any applicable U.S. Treasury Regulations promulgated pursuant to Code Section 409A or other applicable guidance.

          B. Deferral and/or Distribution Elections. Except as otherwise permitted or required by Section 409A or any applicable U.S. Treasury Regulations promulgated pursuant to Code Section 409A or other applicable guidance, the following rules shall apply to any deferral and/or distribution elections (each, an “Election”) that may be permitted or required by the Plan Administrator pursuant to an Award subject to Code Section 409A:

               1. All Elections must be in writing and specify the amount of the distribution in settlement of an Award being deferred, as well as the time and form of distribution as permitted by this Plan.

               2. All Elections shall be made by the end of the Participant’s taxable year prior to the year in which services commence for which an Award may be granted to such Participant; provided, however, that if the Award qualifies as “performance-based compensation” for purposes of Code Section 409A and is based on services performed over a period of at least twelve (12) months, then the Election may be made no later than six (6) months prior to the end of such period.

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               3. Elections shall continue in effect until a written election to revoke or change such Election is received by the Corporation, except that a written election to revoke or change such Election must be made prior to the last day for making an Election determined in accordance with paragraph 2 above or as permitted by Section I.C below.

          C. Subsequent Elections. Any Award subject to Code Section 409A which permits a subsequent Election to delay the distribution or change the form of distribution in settlement of such Award shall comply with the following requirements:

               1. No subsequent Election may take effect until at least twelve (12) months after the date on which the subsequent Election is made;

               2. Each subsequent Election related to a distribution in settlement of an Award not described in Section I.D.2, I.D.3, or I.D.6 below must result in a delay of the distribution for a period of not less than five (5) years from the date such distribution would otherwise have been made; and

               3. No subsequent Election related to a distribution pursuant to Section I.D.4 below shall be made less than twelve (12) months prior to the date of the first scheduled payment under such distribution.

          D. Distributions Pursuant to Deferral Elections. No distribution in settlement of an Award subject to Code Section 409A may commence earlier than:

               1. Separation from service (as determined by the Secretary of the United States Treasury);

               2. The date the Participant becomes Disabled (as defined below);

               3. Death;

               4. A specified time (or pursuant to a fixed schedule) that is either (i) specified by the Plan Administrator upon the grant of an Award and set forth in the Award Agreement evidencing such Award or (ii) specified by the Participant in an Election complying with the requirements of Section I.B and/or I.C above, as applicable;

               5. To the extent provided by the Secretary of the U.S. Treasury, a change in the ownership or effective control of the Corporation or in the ownership of a substantial portion of the assets of the Corporation; or

               6. The occurrence of an Unforeseeable Emergency (as defined below).

          Notwithstanding anything else herein to the contrary, to the extent that a Participant is a “Specified Employee” (as defined in Code Section 409A(a)(2)(B)(i)) of the Corporation, no distribution pursuant to Section I.D.1 above in settlement of an Award subject to Code Section 409A may be made before the date which is six (6) months after such Participant’s date of separation from service, or, if earlier, the date of the Participant’s death.

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          E. Unforeseeable Emergency. The Plan Administrator shall have the authority to provide in any Award subject to Code Section 409A for distribution in settlement of all or a portion of such Award in the event that a Participant establishes, to the satisfaction of the Plan Administrator, the occurrence of an Unforeseeable Emergency. In such event, the amount(s) distributed with respect to such Unforeseeable Emergency cannot exceed the amounts necessary to satisfy such Unforeseeable Emergency plus amounts necessary to pay taxes reasonably anticipated as a result of such distribution(s), after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship). All distributions with respect to an Unforeseeable Emergency shall be made in a lump sum as soon as practicable following the Plan Administrator’s determination that an Unforeseeable Emergency has occurred.

          The occurrence of an Unforeseeable Emergency shall be judged and determined by the Plan Administrator. The Plan Administrator’s decision with respect to whether an Unforeseeable Emergency has occurred and the manner in which, if at all, the distribution in settlement of an Award shall be altered or modified, shall be final, conclusive, and not subject to approval or appeal.

          F. Disabled. The Plan Administrator shall have the authority to provide in any Award subject to Code Section 409A for distribution in settlement of such Award in the event that the Participant becomes Disabled. A Participant shall be considered “Disabled” if either:

               1. the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or

               2. the Participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Participant’s employer.

          All distributions payable by reason of a Participant becoming Disabled shall be paid in a lump sum or in periodic installments as established by the Participant’s Election, commencing as soon as practicable following the date the Participant becomes Disabled. If the Participant has made no Election with respect to distributions upon becoming Disabled, all such distributions shall be paid in a lump sum as soon as practicable following the date the Participant becomes Disabled.

          G. Death. If a Participant dies before complete distribution of amounts payable upon settlement of an Award subject to Code Section 409A, such undistributed amounts shall be distributed to his or her beneficiary under the distribution method for death established by the Participant’s Election as soon as administratively possible following receipt by the Plan Administrator of satisfactory notice and confirmation of the Participant’s death. If the

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Participant has made no Election with respect to distributions upon death, all such distributions shall be paid in a lump sum as soon as practicable following the date of the Participant’s death.

          H. No Acceleration of Distributions. Notwithstanding anything to the contrary herein, this Plan does not permit the acceleration of the time or schedule of any distribution under this Plan, except as provided by Code Section 409A and/or the Secretary of the U.S. Treasury.

     II. TAX WITHHOLDING

          A. The Corporation’s obligation to deliver shares of Common Stock upon the exercise of Options or the issuance or vesting of such shares under the Plan or payment of cash in settlement of any Award shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

          B. The Plan Administrator may, in its discretion, provide any or all Participants holding Awards under the Plan (other than the Options granted or the shares issued under the Automatic Option Grant Program) with the right to use shares of Common Stock in satisfaction of all or part of the Withholding Taxes to which such Participants may become subject in connection with the exercise, vesting, issuance of shares or other settlement of their Awards. Such right may be provided to any such holder in either or both of the following formats:

               Stock Withholding: The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise or settlement of an Award, a portion of those shares which are fully vested and which have an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the holder, but not in any event in excess of the amount determined by the applicable minimum statutory withholding rates.

               Stock Delivery: The election to deliver to the Corporation, at the time shares of Common Stock previously issued vest, one or more such shares of Common Stock with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the holder, but not in any event in excess of the amount determined by the applicable minimum statutory withholding rates.

     III. EFFECTIVE DATE AND TERM OF THE PLAN

          A. The Plan shall become effective immediately on the Plan Effective Date.

          B. The Plan shall serve as the successor to the Predecessor Plan, and no further Option grants or direct stock issuances shall be made under the Predecessor Plan after the Plan Effective Date. All Options outstanding under the Predecessor Plan on the Plan Effective Date shall be incorporated into the Plan at that time and shall be treated as outstanding Options under the Plan. However, each outstanding Option so incorporated shall continue to be governed solely by the terms of the Award Agreement evidencing such Option, and no provision of the Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated Options with respect to their acquisition of shares of Common Stock.

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          C. One or more provisions of the Plan, including (without limitation) the Option/vesting acceleration provisions of Article Two relating to Corporate Transactions and Changes in Control, may, in the Plan Administrator’s discretion, be extended to one or more Options incorporated from the Predecessor Plan which do not otherwise contain such provisions.

          D. The Plan shall terminate upon the earliest to occur of (i) May 18, 2009, (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully-vested shares or (iii) the termination of all outstanding Options in connection with a Corporate Transaction. Should the Plan terminate on May 18, 2009, then all Option grants and unvested stock issuances outstanding at that time shall continue to have force and effect in accordance with the provisions of the Award Agreements evidencing such grants or issuances.

     IV. AMENDMENT OF THE PLAN

          A. The Board shall have complete and exclusive power and authority to amend or modify the Plan or any Award Agreement in any or all respects. However, except as provided in Section V.B below, no such amendment or modification shall adversely affect the rights and obligations with respect to Awards at the time outstanding under the Plan unless the Participant consents to such amendment or modification. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations.

          B. Notwithstanding any other provision of this Plan to the contrary, the Board may, in its sole and absolute discretion and without the consent of any Participant, amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), and to the administrative regulations and rulings promulgated thereunder.

          C. Options to purchase shares of Common Stock may be granted under the Discretionary Option/SAR Grant and shares of Common Stock may be issued under the Restricted Stock Awards that are in each instance in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under those programs shall be held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess issuances are made, then (i) any unexercised Options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

     V. USE OF PROCEEDS

          Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

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     VI. REGULATORY APPROVALS

          A. The implementation of the Plan, the granting of any stock Option under the Plan and the issuance of any shares of Common Stock pursuant to any Award shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan.

          B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading.

     VII. NO EMPLOYMENT/SERVICE RIGHTS

          Nothing in the Plan shall confer upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.

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APPENDIX

          The following definitions shall be in effect under the Plan:

          A. Automatic Option Grant Program shall mean the automatic Option grant program in effect under Article Five of the Plan.

          B. Award shall mean an Option, Stock Appreciation Right, Restricted Stock Purchase Right, Restricted Stock Bonus, Restricted Stock Unit, Performance Share or Performance Unit granted under the Plan.

          C. Award Agreement shall mean one or more written or electronic documents constituting an agreement between the Corporation and a Participant and setting forth the terms, conditions and restrictions of an Award granted to the Participant.

          D. Board shall mean the Corporation’s Board of Directors.

          E. Change in Control shall mean a change in ownership or control of the Corporation effected through either of the following transactions:

               (i) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders, or

               (ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months (twelve (12) months in the case of any Award subject to Code Section 409A) or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

          F. Code shall mean the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

          G. Common Stock shall mean the Corporation’s common stock.

          H. Corporate Transaction shall mean any of the following transactions to which the Corporation is a party:

               (i) a stockholder-approved merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

               (ii) a merger or consolidation (whether or not stockholder-approved) following a Change in Control in which voting securities of the Corporation are transferred to the person or persons (or affiliates of such persons) who acquired ownership or control of the Corporation pursuant to the Change in Control; or

               (iii) the sale, transfer or other disposition of all or substantially all of the Corporation’s assets in complete liquidation or dissolution of the Corporation.

          I. Corporation shall mean Packeteer, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Packeteer, Inc. which shall by appropriate action adopt the Plan.

          J. Covered Employee shall mean any Employee who is or may become a “covered employee,” as defined in Code Section 162(m), or any successor statute, and who is designated, either as an individual Employee or member of a class of Employees, by the Primary Committee no later than the earlier of (i) the date ninety (90) days after the beginning of the Performance Period, or (ii) the date on which twenty-five percent (25%) of the Performance Period has elapsed, as a “Covered Employee” under the Plan for such applicable Performance Period.

          K. Discretionary Option/SAR Grant Program shall mean the discretionary Option and Stock Appreciation Right grant program in effect under Article Two of the Plan.

          L. Dividend Equivalent Right shall mean the right of a Participant, granted at the discretion of the Plan Administrator or as otherwise provided by the Plan, to receive a credit for the account of such Participant in an amount equal to the cash dividends paid on one share of Common Stock represented by an Award held by such Participant.

          M. Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

          N. Exercise Date shall mean the date on which the Corporation shall have received written notice of the Option or SAR exercise.

          O. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

               (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling

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price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

               (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

               (iii) For purposes of any Option grants made on the Underwriting Date, the Fair Market Value shall be deemed to be equal to the price per share at which the Common Stock is to be sold in the initial public offering pursuant to the Underwriting Agreement.

          P. Freestanding SAR shall mean an SAR that is granted independently of any Options, as described in Article Two.

          Q. Hostile Take-Over shall mean the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders which the Board does not recommend such stockholders to accept.

          R. Incentive Option shall mean an Option which satisfies the requirements of Code Section 422.

          S. Involuntary Termination shall mean the termination of the Service of any individual which occurs by reason of:

               (i) such individual’s involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

               (ii) such individual’s voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonus under any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual’s place of employment by more than fifty (50) miles,

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provided and only if such change, reduction or relocation is effected by the Corporation without the individual’s consent.

          T. Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by the Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Participant or other person in the Service of the Corporation (or any Parent or Subsidiary).

          U. 1934 Act shall mean the Securities Exchange Act of 1934, as amended.

          V. Non-Statutory Option shall mean an Option not intended to satisfy the requirements of Code Section 422.

          W. Option shall mean an Option to purchase Common Stock granted under the Plan. An Option may be either an Incentive Option or a Non-Statutory Option.

          X. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          Y. Participant shall mean any person who has been granted an Award.

          Z. Performance Award shall mean and Award of Performance Shares or Performance Units.

          AA. Performance Award Formula shall mean, for any Performance Award, a formula or table established by the Plan Administrator which provides the basis for computing the value of a Performance Award at one or more threshold levels of attainment of the applicable Performance Goal(s) measured as of the end of the applicable Performance Period.

          BB. Performance-Based Compensation shall mean compensation realized by a Participant under an Award that constitutes performance-based compensation within the meaning of Code Section 162(m) and the applicable treasury regulations thereunder.

          CC. Performance Measures shall mean one or more measures of business or financial performance described in Article Four which are approved by the Corporation’s stockholders pursuant to this Plan in order to qualify compensation payable under Awards based upon the attainment of Performance Goals established with respect to such Performance Measures as Performance-Based Compensation.

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          DD. Performance Period shall mean the period of time at the end of which the attainment of one or more Performance Goals is measured in order to determine the extent of the vesting of an Award or the amount of the payment to be made upon the settlement of an Award.

          EE. Performance Share shall mean a bookkeeping unit granted to a Participant pursuant to an Award described in Article Four, representing the right to receive a value denominated in shares and in an amount, determined at the time such unit becomes payable, which is a function of the extent to which one or more Performance Goals established with respect to the Award have been achieved.

          FF. Performance Unit shall mean a bookkeeping unit granted to a Participant pursuant to an Award described in Article Four, representing the right to receive a value denominated in money and in an amount, determined at the time such unit becomes payable, which is a function of the extent to which one or more Performance Goals established with respect to the Award have been achieved.

          GG. Permanent Disability or Permanently Disabled shall mean the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more. However, solely for purposes of the Automatic Option Grant Program, Permanent Disability or Permanently Disabled shall mean the inability of the non-employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

          HH. Plan shall mean the Corporation’s 1999 Stock Incentive Plan, as set forth in this document.

          II. Plan Administrator shall mean the particular entity, whether the Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Plan with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions with respect to the persons under its jurisdiction. Plan Administrator shall also mean any officer or officers to the extent authorized by the Board pursuant to Section III.A of Article One to grant Options and SARs under the Discretionary Option/SAR Grant Program.

          JJ. Plan Effective Date shall mean the date the Plan shall become effective and shall be coincident with the Underwriting Date.

          KK. Predecessor Plan shall mean the Corporation’s 1996 Equity Incentive Plan in effect immediately prior to the Plan Effective Date hereunder.

          LL. Primary Committee shall mean the committee of two (2) or more non-employee Board members appointed by the Board to administer the Discretionary Option/SAR Grant Program, Restricted Stock/Restricted Stock Unit Program and Performance Award Program with respect to Section 16 Insiders and Covered Employees.

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          MM. Restricted Stock Award shall mean an Award of a Restricted Stock Bonus or a Restricted Stock Purchase Right.

          NN. Restricted Stock Bonus shall mean shares of Common Stock granted to a Participant pursuant to Article Three of the Plan.

          OO. Restricted Stock Purchase Right shall mean a right to purchase shares of Common Stock granted to a Participant to Article Three of the Plan.

          PP. Restricted Stock/Restricted Stock Unit Program shall mean the Restricted Stock Purchase Right, Restricted Stock Bonus and Restricted Stock Unit program in effect under Article Four of the Plan.

          QQ. Restricted Stock Unit shall mean a bookkeeping unit granted to a Participant pursuant to an Award described in Article Three, representing the right to receive one share of Common Stock or its equivalent in cash at a date following the date of grant.

          RR. Secondary Committee shall mean a committee of one or more Board members appointed by the Board to administer the Discretionary Option/SAR Grant Program, Restricted Stock/Restricted Stock Unit Program and Performance Award Program with respect to eligible persons other than Section 16 Insiders and Covered Employees.

          SS. Section 16 Insider shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

          TT. Service shall mean the performance of services for the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the Award Agreement evidencing an Award. A Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders such Service, provided that such change is from Employee to non-employee member of the Board, from non-employee member of the Board to Employee or from consultant or other independent advisor to Employee or non-employee member of the Board, provided that there is no interruption or termination of the Participant’s Service. However, a Participant’s Service shall be deemed terminated upon a change from Employee to consultant or other independent advisor. A Participant’s Service shall not be deemed to have terminated merely because of a change in the entity within the group consisting of the Corporation, any Parent and all Subsidiaries for which the Participant renders Service, provided that there is no interruption or termination of the Participant’s Service. Furthermore, a Participant’s Service shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Corporation. However, if any such leave taken by a Participant exceeds ninety (90) days, then on the ninety-first (91st) day following the commencement of such leave the Participant’s Service shall be deemed to have terminated unless the Participant’s right to return to Service is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Corporation or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under the Participant’s Award Agreement. A Participant’s Service shall be deemed to have terminated

A-6.

either upon an actual termination of Service or upon the entity for which the Participant performs Service ceasing to be the group consisting of the Corporation, any Parent and all Subsidiaries. Subject to the foregoing, the Corporation, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.

          UU. Stock Appreciation Right or SAR shall mean a bookkeeping entry representing, for each share of Common Stock subject to such Award, a right to receive payment of an amount equal to the excess, if any, of the Fair Market Value of such share on the date of exercise of the Award over the exercise price for such share. A Stock Appreciation Rights may be a Freestanding SAR, a Tandem SAR or a Limited SAR.

          VV. Stock Exchange shall mean either the American Stock Exchange or the New York Stock Exchange.

          WW. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          XX. Take-Over Price shall mean the greater of (i) the Fair Market Value per share of Common Stock on the date the Option is surrendered to the Corporation in connection with a Hostile Take-Over or (ii) the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Take-Over. However, if the surrendered Option is an Incentive Option, the Take-Over Price shall not exceed the clause (i) price per share.

          YY. Tandem SAR shall mean an SAR that is granted in connection with a related Option pursuant to Article Two, the exercise of which shall require forfeiture of the right to purchase a share under the related Option (and when a share is purchased under the Option, the Tandem SAR shall similarly be canceled).

          ZZ. 10% Stockholder shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

          AAA. Underwriting Agreement shall mean the agreement between the Corporation and the underwriter or underwriters managing the initial public offering of the Common Stock.

          BBB. Underwriting Date shall mean the date on which the Underwriting Agreement is executed and priced in connection with an initial public offering of the Common Stock.

          CCC. Withholding Taxes shall mean the Federal, state and local income and employment withholding taxes to which a Participant may become subject in connection with an Award.

A-7.

PLAN HISTORY

May 19, 1999	Board adopts Plan, with an initial reserve of 3,845,917 shares.

May 19, 1999	Stockholders approve Plan, with an initial reserve of 3,845,917 shares.

July 27, 1999	Plan Effective Date.

January 3, 2000	Automatic increase in share reserve by 1,340,000 shares, bringing the total cumulative reserve to 5,185,917 shares.

January 2, 2001	Automatic increase in share reserve by 1,473,311 shares, bringing the total cumulative reserve to 6,659,228 shares.

March 16, 2001	Board adopts restatement of Plan (the “2001 Restatement”) to (a) effect certain changes to the provisions of the plan document in order to facilitate the administration of the Plan and (b) make the following changes to the Automatic Option Grant Program: (i) increase the number of shares of Common Stock for which each new non-employee Board member is to be granted a stock Option at the time of his or her initial election or appointment to the Board from 12,000 shares to 20,000 shares, (ii) increase the number of shares of Common Stock for which each continuing non-employee Board member is to be granted stock Options at each Annual Stockholders Meeting from 3,000 shares to 5,000 shares, beginning with the 2001 Annual Stockholders Meeting, and (iii) eliminate, effective with the annual automatic Option grants to be made to the continuing non-employee Board members at the 2001 Annual Stockholders Meeting, the requirement that a non-employee Board member serve in that capacity for at least six (6) months before that individual first becomes eligible to receive his or her first annual automatic Option grant.

May 23, 2001	Stockholders approve the 2001 Restatement.

January 2, 2002	Automatic increase in share reserve by 1,497,551 shares, bringing the total cumulative reserve to 8,156,779 shares.

February 8, 2002	Board adopts restatement of Plan (the “2002 Restatement”) to make the following changes to the Automatic Option Grant Program: (i) increase the number of shares of Common Stock for which each new non-employee Board member is to be granted a stock Option at the time of his or her initial election or appointment to the Board from 20,000 shares to 30,000 shares, (ii) increase the number of shares of Common Stock for which each continuing non-employee Board member is to be granted stock Options at each Annual Stockholders

Meeting from 5,000 shares to 15,000 shares, beginning with the 2002 Annual Stockholders Meeting, and (iii) add, effective with the annual automatic Option grants to be made to the continuing non-employee Board members at the 2002 Annual Stockholders Meeting, a twenty-four (24) month vesting period to such annual Option grants whereby such Option would vest in a series of two (2) successive equal annual installments upon the Participant’s completion of each twelve (12)-month period of service as a Board member over the twenty-four (24)-month period measured from the Option grant date. All Option grants made prior to the 2002 Restatement shall remain outstanding in accordance with the terms and conditions of the respective instruments evidencing those Options, and nothing in the 2002 Restatement shall be deemed to modify or in any way affect those outstanding Options.

May 22, 2002	Stockholders approve the 2002 Restatement.

January 2, 2003	Automatic increase in share reserve by 1,529,941 shares, bringing the total cumulative reserve to 9,686,720 shares.

January 2, 2004	Automatic increase in share reserve by 1,625,059 shares, bringing the total cumulative reserve to 11,311,779 shares.

January 3, 2005	Automatic increase in share reserve by 1,670,918 shares, bringing the total cumulative reserve to 12,982,697 shares.

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